Exhibit 99.1
Index to Consolidated Financial Statements
SKBHC Holdings LLC and Subsidiaries

PAGE

REPORT OF INDEPENDENT AUDITORS	1–2

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Statements of financial condition as of December 31, 2013 and 2012	3
Consolidated Statements of income for the years ended December 31, 2013, 2012, and 2011	4
Consolidated Statements of comprehensive income for the years ended December 31, 2013, 2012, and 2011	5
Consolidated Statements of members’ equity for the years ended December 31, 2013, 2012, and 2011	5
Consolidated Statements of cash flows for the years ended December 31, 2013, 2012, and 2011	6-7
Notes to consolidated financial statements	8–73

REPORT OF INDEPENDENT AUDITORS

To the Members and the Board of Directors
SKBHC Holdings LLC
Seattle, Washington

Report on Financial Statements

We have audited the accompanying consolidated financial statements of SKBHC Holdings LLC and subsidiaries (the Company), which comprise the consolidated statements of financial condition as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income, members’ equity, and cash flows for each of the three years in the period ended December 31, 2013, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

REPORT OF INDEPENDENT AUDITORS (continued)

We believe that the audit evidence obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of SKBHC Holdings LLC and subsidiaries as of December 31, 2013 and 2012, and the consolidated results of their operations and cash flows for each of the three years in the period ended December 31, 2013, in accordance with accounting principles generally accepted in the United States of America.

/s/Moss Adams LLP

Moss Adams LLP
Spokane, Washington
March 28, 2014

SKBHC HOLDINGS LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(in thousands)

ASSETS

	December 31,
	2013	2012

Cash and due from banks	$84,581	$89,891
Interest bearing deposits with other banks	45,577	55,153

Cash and cash equivalents	130,158	145,044

Securities:
Securities, available-for-sale at fair value	1,050,640	578,641
Securities, held-to-maturity at amortized cost	36,444	-

Loans held for sale	98,450	72,327
Loans, net of allowance for loan losses and deferred fees	2,185,098	1,645,304

Accrued interest receivable	10,131	6,267
Restricted equity securities	15,315	14,900
Premises and equipment, net	78,111	49,250
Foreclosed real estate and other foreclosed assets	22,097	25,067
Bank-owned life insurance	68,575	50,351
Goodwill	59,620	45,485
Intangible assets	27,059	27,167
Deferred tax asset, net	146,259	92,665
Other assets	15,238	10,977

Total assets	$3,943,195	$2,763,445

LIABILITIES AND MEMBERS’ EQUITY

LIABILITIES
Non-interest bearing demand deposits	$955,310	$759,741
Interest bearing deposits:
NOW, savings accounts, and money market accounts	1,596,023	1,018,363
Time, $100,000 and over	285,245	163,458
Other time	437,503	254,968

Total deposits	3,274,081	2,196,530

Accrued interest payable	638	518
Federal Home Loan Bank advances and other borrowings	73,095	88,179
Deferred compensation and retirement plans	22,981	10,754
Other liabilities	38,269	23,428

Total liabilities	3,409,064	2,319,409

Commitments and contingencies (Note 18)

MEMBERS’ EQUITY
Members’ capital	480,320	378,931
Accumulated earnings	65,347	58,326
Accumulated other comprehensive (loss) income, net of tax	(11,536)	6,779

Total members’ equity	534,131	444,036

Total liabilities and members’ equity	$3,943,195	$2,763,445

See accompanying notes.	3

SKBHC HOLDINGS LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands)

	Years Ended December 31,
	2013	2012	2011

INTEREST INCOME
Interest and fees on loans	$133,196	$102,771	$79,462
Interest and dividends on securities	15,615	9,907	5,740
Other interest income	487	433	900

Total interest income	149,298	113,111	86,102

INTEREST EXPENSE
Interest on deposits	5,273	4,386	4,077
Interest on borrowings	466	208	72

Total interest expense	5,739	4,594	4,149

NET INTEREST INCOME	143,559	108,517	81,953

PROVISION FOR LOAN LOSSES	4,211	3,807	366

Net interest income after provision for loan losses	139,348	104,710	81,587

NON-INTEREST INCOME
Fees and service charges on deposits	13,999	10,306	8,702
Fees on mortgage loan sales, net	6,846	7,202	2,408
Other income	22,210	13,153	9,388

Total non-interest income	43,055	30,661	20,498

NON-INTEREST EXPENSE
Salaries and employee benefits	87,759	66,887	45,076
Occupancy expense, net	22,580	12,000	8,387
Equipment expense	14,694	11,462	8,062
Foreclosed real estate and other foreclosed assets expense	8,560	7,929	5,753
Amortization of intangible assets	3,376	3,489	4,475
Legal expense	1,866	3,494	3,095
Other expense	35,968	23,333	21,043

Total non-interest expense	174,803	128,594	95,891

INCOME BEFORE INCOME TAX EXPENSE (BENEFIT)	7,600	6,777	6,194

INCOME TAX EXPENSE (BENEFIT)	579	(63,307)	(56)

NET INCOME	$7,021	$70,084	$6,250

4	See accompanying notes.

SKBHC HOLDINGS LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands)

	Years Ended December 31
	2013	2012	2011

Net income	$7,021	$70,084	$6,250
Other comprehensive (loss) income:
Unrealized (losses) gains on available-for-sale securities
arising during the year	(33,011)	8,828	5,878
Reclassification adjustment for net losses (gains)
on available-for-sale securities realized in net income	3,758	(2,575)	(1,166)
Income tax benefit (expense)	10,938	(2,282)	(1,614)
Total other comprehensive (loss) income, net of tax	(18,315)	3,971	3,098

Comprehensive (loss) income	$(11,294)	$74,055	$9,348

CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY
(in thousands)

					Accumulated
	Common Units				Other
	Voting	Non-Voting	Members'	Accumulated	Comprehensive
	Units	Units	Capital	Earnings (Deficit)	Income (Loss)	Total

Balance, December 31, 2010	30,881	15,354	$221,222	$(18,008)	$(290)	$202,924

Net income	-	-	-	6,250	-	6,250
Member equity contributed	20,653	10,347	155,000	-	-	155,000
Compensation expense for equity awards	-	-	1,136	-	-	1,136
Other comprehensive income, net of tax	-	-	-	-	3,098	3,098

Balance, December 31, 2011	51,534	25,701	$377,358	$(11,758)	$2,808	$368,408

Net income	-	-	-	70,084	-	70,084
Capital contributions for directors' fees	35	-	174	-	-	174
Compensation expense for equity awards	-	-	1,399	-	-	1,399
Other comprehensive income, net of tax	-	-	-	-	3,971	3,971

Balance, December 31, 2012	51,569	25,701	378,931	58,326	6,779	444,036

Net income	-	-	-	7,021	-	7,021
Member equity contributed	10,918	9,082	100,000	-	-	100,000
Compensation expense for equity awards	-	-	1,389	-	-	1,389
Other comprehensive loss, net of tax	-	-	-	-	(18,315)	(18,315)

Balance, December 31, 2013	62,487	34,783	$480,320	$65,347	$(11,536)	$534,131

See accompanying notes.	5

SKBHC HOLDINGS LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Years Ended December 31,
	2013	2012	2011

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
Net income	$7,021	$70,084	$6,250
Adjustments to reconcile net income to net cash provided by
operating activities, net of acquisitions:
Provisions for loan losses, unfunded commitments,
repurchase reserve, write downs on foreclosed real
estate and other foreclosed assets, and fixed asset
impairments	8,082	10,420	1,871
Depreciation and amortization	23,845	18,546	12,107
Impairment recorded on intangible assets	2,511	119
Deferred income taxes	(10,382)	2,018	1,583
Reversal of valuation allowance on deferred tax asset	-	(63,320)	-
Compensation in the form of management units	1,389	1,399	1,136
Gain on sale of premises and equipment, investments,
foreclosed real estate and other foreclosed assets	(1,619)	(5,178)	(3,863)
Stock dividends received	(91)	(97)	(111)
Originations of loans held for sale	(423,798)	(250,889)	(102,255)
Proceeds from loans sold	409,338	217,879	97,370
Gain on sale of loans	(18,780)	(2,755)	(2,591)
Fair value adjustments on derivatives	(791)	510	(12)
Changes in assets and liabilities:
Accrued interest receivable	(978)	(913)	(2,140)
Bank owned life insurance	(1,663)	(1,410)	(1,035)
Other assets	27,518	18,840	829
Accrued interest payable	(85)	(211)	(874)
Other liabilities	8,866	1,822	1,412

Net cash provided by operating activities	30,383	16,864	9,677

CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES
Securities available for sale:
Maturities, calls, sales, and principal payments	399,406	250,547	84,338
Purchases	(589,588)	(407,946)	(388,880)
Securities held-to-maturity:
Maturities, calls, sales, and principal payments	53	-	-
Purchases	(36,520)	-	-
(Redemptions) purchases of restricted equity securities	1,660	1,377	(58)
Net increase in loans	(27,084)	(64,124)	127,746
Purchases of premises and equipment	(11,621)	(4,533)	(2,827)
Proceeds from sale of premises and equipment	7,852	163	1,586
Proceeds from disposition of foreclosed real estate and
other foreclosed assets	30,149	26,973	30,217
Cash acquired in merger, net of cash consideration paid	319,252	30,163	109,087

Net cash provided by (used in) investing activities	93,559	(167,380)	(38,791)

6	See accompanying notes.

SKBHC HOLDINGS LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Years Ended December 31,
CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES	2013	2012	2011
Net decrease in deposits	$(148,118)	$(91,649)	$(217,601)
Proceeds of Federal Home Loan Bank advances and
other borrowing activity	697,916	400,175	-
Repayments of Federal Home Loan Bank advances and
other borrowing activity	(713,000)	(313,100)	(12,640)
Repayments of acquired debt	(75,626)	(22,333)	(15,245)
Common units issued as director fees	-	174	-
Member equity contributed, net of lead investor fee	100,000	-	145,000

Net cash used in financing activities	(138,828)	(26,733)	(100,486)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(14,886)	(177,249)	(129,600)

CASH AND CASH EQUIVALENTS, beginning of year	145,044	322,293	451,893

CASH AND CASH EQUIVALENTS, end of year	$130,158	$145,044	$322,293

SUPPLEMENTAL DISCLOSURES
Cash paid during the year for:
Interest	$5,824	$4,805	$5,023
Income taxes	47	6	900

Non-cash investing and financing activities:
Change in fair value of available-for-sale securities, net of tax	$(18,315)	$3,971	$3,098
Foreclosed real estate acquired in settlement of loans	10,914	18,069	18,827
Loans issued in sale of foreclosed assets	400	1,041	2,173
Fair value of assets acquired in acquisitions	1,578,313	463,122	782,339
Fair value of liabilities assumed in acquisitions	1,558,245	412,147	724,463
Transfer to property held for sale	6,530	-	-

See accompanying notes.	7

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of Business and Summary of Significant Accounting Policies

Nature of business – SKBHC Holdings LLC (Holdings or the Company) is a Delaware limited liability company which was organized in 2009 and is headquartered in Seattle, Washington. Holdings was organized with the intention of operating as a top tier bank holding company that acquires financial institutions, including distressed or failed institutions, and becoming a leading regional community banking franchise in the Western United States. Holdings’ wholly-owned subsidiary is Starbuck Bancshares which has two of its own wholly-owned subsidiaries (First National Bank of Starbuck and AmericanWest Bank) from which all significant operating activities are conducted.

The following table provides the Company’s acquisitions by date, location, and number of branches:

Acquired Institution	Acquisition Date	Location	# of Branches

Starbuck Bancshares (Bancshares)	November 10, 2010	Starbuck, Minnesota	1
First National Bank of Starbuck (FNBS)

AmericanWest Bank (AWB)	December 20, 2010	Spokane, Washington	58

Bank of the Northwest (BONW)	July 28, 2011	Seattle, Washington	4

Sunrise Bank (Sunrise)	July 28, 2011	San Diego, California	4

Viking Financial Services Corporation	November 30, 2011	Seattle, Washington	7
Viking Bank (Viking)

Security Business Bancorp	July 2, 2012	San Diego, California	4
Security Business Bank of San Diego (SBB)

ICB Financial	November 1, 2012	Los Angeles, California	5
Inland Community Bank (ICB)

PremierWest Bancorp	April 9, 2013	Medford, Oregon	32
PremierWest Bank (PWB)

BONW, Sunrise, Viking, SBB, ICB, and PWB branches were merged with and into AWB on the date of acquisition. The operating activities resulting from each acquisition are incorporated in the consolidated financial statements of AWB, and therefore Holdings, since the date of each acquisition.

On October 4, 2013, Bancshares acquired 8 branches in Southern California from Pacific Trust Bancorp (PTB). These branches were merged with and into AWB on the date of acquisition, and the operating activities resulting from those branch acquisitions are incorporated in the consolidated financial statements of AWB, and therefore Holdings, since the date of acquisition.

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of Business and Summary of Significant Accounting Policies (continued)

Unless otherwise indicated, reference to the Company shall include the consolidated information of Holdings and its wholly-owned subsidiaries Bancshares, FNBS, and AWB, and the unconsolidated information will be referred to as Holdings, Bancshares, FNBS, or AWB, respectively. Any reference to the Bank or Banks includes AWB and FNBS.

The Banks provide community banking products and services, focusing on small and middle market businesses and their employees along with individual consumers in the local markets they serve.  The Banks do business in the states of California, Idaho, Minnesota, Oregon, Utah and Washington.

Basis of financial statement presentation – The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (GAAP) and with prevailing practices within the banking industry. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, after eliminating all intercompany balances and transactions. All dollar amounts contained in the consolidated financial statements and disclosures are stated in thousands.

Business combinations – Business combinations are accounted for using the acquisition method of accounting. Under the acquisition method of accounting, assets acquired and liabilities assumed are recorded at estimated fair value at the date of acquisition. Any difference in purchase consideration over the fair value of assets acquired and liabilities assumed results in the recognition of goodwill should purchase consideration exceed net estimated fair values, or a bargain purchase gain, should estimated fair values exceed purchase consideration. Expenses incurred in connection with a business combination are expensed as incurred. Changes in deferred tax asset valuation allowances and acquired tax uncertainties after the measurement period are recognized in net income.

Reclassifications – Certain prior year amounts have been reclassified to conform with current year presentation. These reclassifications had no effect on net income as previously reported.

Use of estimates – In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the consolidated statements of financial condition and certain revenues and expenses for the periods included in the consolidated statements of operations and the accompanying notes. Actual results could differ materially from those estimates.

Material estimates that are particularly susceptible to significant changes in the near term relate to the determination of expected cash flows of acquired impaired loans, the allowance for loan losses, the valuation of foreclosed real estate and other foreclosed assets as well as goodwill and other intangibles, the accounting for derivative instruments and post-retirement benefit obligations, and the assessment of the requirement for a valuation allowance against deferred tax assets.

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of Business and Summary of Significant Accounting Policies (continued)

Cash and cash equivalents – The Company also holds cash and cash equivalents on deposit with other banks and financial institutions with longer maturities and in amounts that periodically exceed the federal deposit insurance limit. The Company evaluates the credit quality of these banks and financial institutions to mitigate its credit risk and has not experienced any losses in such accounts. Cash equivalents include any highly liquid investment with a remaining maturity of three months or less at the date of purchase.

Securities – All securities are classified as either available-for-sale or held-to-maturity. Securities classified as available-for-sale are carried at fair value. Securities classified as held-to-maturity are carried at amortized cost.

Securities are classified as available-for-sale if the instrument may be sold in response to such factors as: (1) changes in market interest rates and related changes in prepayment risk, (2) needs for liquidity, (3) changes in the availability of and the yield on alternative instruments, and (4) changes in funding sources and terms. Gains or losses on the sale of available-for-sale securities are determined using the specific-identification method. Unrealized holding gains or losses, net of tax, are carried as accumulated other comprehensive income or loss within members’ equity until realized. Premiums and discounts are recognized in interest income using the effective interest method over the period to maturity or call date, whichever is sooner.

Debt securities are classified as held-to-maturity if the Bank has both the intent and ability to hold those debt securities to maturity regardless of changes in market conditions, liquidity needs, or changes in general economic conditions. These securities are carried at cost adjusted for amortization of premium or accretion of discount computed using the effective interest method. Premiums and discounts related to held-to-maturity securities are also recognized in interest income using the effective interest method over the period to maturity or call date, whichever is sooner.

The Company assesses other-than-temporary impairment (OTTI) of its securities based on whether it intends to sell a security or if it is likely that it would be required to sell the security before recovery of the amortized cost basis of the investment, which may be maturity. For debt securities, if the Company intends to sell the security or it is likely that it will be required to sell the security before recovering its cost basis, the entire impairment loss must be recognized in earnings as an OTTI. If the Company does not intend to sell the security and it is not likely that it will be required to sell the security, and the Company does not expect to recover the entire amortized cost basis of the security, only the portion of the impairment loss representing credit losses would be recognized in earnings. The credit loss on a security is measured as the difference between the amortized cost basis and the present value of the cash flows expected to be collected. Projected cash flows are discounted by the original or current effective interest rate depending on the nature of the security being measured for potential OTTI. The remaining impairment related to all other factors, which is the difference between the present value of the cash flows expected to be collected and fair value, is recognized as an adjustment to other comprehensive income.

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of Business and Summary of Significant Accounting Policies (continued)

Loans held for sale – Loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or fair value. Net unrealized losses are recognized through a valuation allowance by charges to income. Gains or losses on sales of mortgage loans are recognized based on the differences between the selling price and the carrying value of the mortgage loans sold.

To facilitate mortgage loan sales in the secondary market, AWB has entered into investor agreements which vary by investor but may include recourse provisions based on conditions specified in the agreements, such as early payment default, early payoff, and breach of contract. AWB’s estimate of its potential recourse liability as of December 31, 2013 and 2012 was not material.

Loans, allowance for loan losses, and reserve for unfunded commitments – Loans are stated at the amount of unpaid principal outstanding, net of any discounts on acquired loans and net of any deferred fees or costs on originated loans. All net deferred fees and costs are recognized over the estimated life of the loan, with adjustments for prepayments, as yield adjustments. Interest on loans is calculated by the simple-interest method on daily balances of the principal amount outstanding.

Acquired impaired loans are grouped into multiple pools based on common risk characteristics. All impaired loans acquired and aggregated into pools are grouped based on common risk characteristics such as risk rating, underlying collateral, type of interest rate (fixed, variable, or adjustable), types of amortization, and other similar factors. A pool is then accounted for as a single asset with a single interest rate, cumulative loss rate, and cash flow expectation. A loan will be removed from the pool at its carrying value if the loan is sold, foreclosed, or assets are received in full satisfaction of the loan. If an individual loan is paid off, it is removed from a pool of loans and the difference between its relative carrying amount and the cash received is recognized in the statement of operations immediately as interest income on loans. If a loan is sold, it is removed from a pool of loans and the difference between its relative carrying amount and the cash received is recognized in income immediately as non-interest income. If collateral or other assets are received in satisfaction of a loan, any excess of carrying value over the fair value of the collateral or other assets received is recognized as a charge-off within the respective pool of loans. The removal of an individual loan would not, in and of itself, affect the effective yield used to recognize the accretable yield on the remaining pool. Loans originally placed into a pool are not reported as past due or non-accrual, or accounted for as a troubled debt restructuring, as the pool is the unit of accounting. Rather, the performance and underlying characteristics related to the loans within a pool are considered in an ongoing assessment and estimates of future cash flows. If, at acquisition, loans are collateral dependent and acquired primarily for the rewards of ownership of the underlying collateral, or if cash flows expected to be collected cannot be reasonably estimated, the accrual of income is inappropriate. Such loans are considered for placement into nonperforming (non-accrual) loan pools at the time of acquisition.

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of Business and Summary of Significant Accounting Policies (continued)

Aggregate expected cash flows are estimated for each pool. The cash flows expected to be received over the life of the pool are estimated by management with the assistance of a third party. These cash flows are input into a loan accounting model which calculates the carrying values of the pools and underlying loans, book yields, effective interest income and impairment, if any, based on actual and projected events. Default rates, loss severity, recovery lags, estimated extensions, and prepayment speed assumptions are periodically reassessed and input into the loan accounting model to update expectations of future cash flows. The excess of the cash flows expected to be collected over a pool’s carrying value is considered to be the accretable yield and is recognized as interest income over the estimated life of the loan pool using the effective yield method. The accretable yield may change due to changes in the timing and amounts of expected cash flows. The excess of the undiscounted contractual balances due over the cash flows expected to be collected is considered to be the non-accretable difference. The non-accretable difference represents management’s estimate of the credit losses expected to occur and is considered in determining the fair value of the loan pools at the acquisition date. Subsequent to the acquisition date, any increase in expected cash flows to be received over those previously projected is adjusted through an increase to the accretable yield on a prospective basis. Any subsequent decrease in expected cash flows over those previously projected that is attributed to credit deterioration is recognized as impairment of the pool balance by recording a provision for loan losses and a related increase to the allowance for loan losses.

All acquired non-impaired loans are individually recorded at fair value at the time of acquisition. The fair value representing an adjustment to a loan’s outstanding principal balance is accreted or amortized over the life of the related loan as a yield adjustment. Any previously recognized allowance for loan losses and unearned fees or discounts are not carried over and recognized at the date of acquisition. The balance of the loan is then evaluated periodically pursuant to the Company’s allowance for loan losses accounting policy and any adjustment required for credit risk is recorded within the allowance for loan losses.

Originated loans or acquired non-impaired loans are classified as impaired when, based on current information and events, it is probable that the Banks will be unable to collect the scheduled payments of principal and interest when due, in accordance with the terms of the original loan agreement. The carrying value of impaired loans is based on the present value of expected future cash flows (discounted at each loan’s effective interest rate) or, for collateral dependent loans, at fair value of the collateral less estimated selling costs. If the measurement of each impaired loan’s value is less than the recorded investment in the loan, impairment is recognized and the carrying value of the loan is adjusted to fair value through the allowance for loan losses. The impairment is either recognized as a specific component provided for in the allowance for loan losses or through charging-off the impaired portion of the loan.

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of Business and Summary of Significant Accounting Policies (continued)

The accrual of interest on impaired loans is discontinued when the loan is 90 days past due or when, in management’s opinion, the borrower may be unable to make payments as they become due. When the accrual of interest is discontinued, all unpaid accrued interest is reversed. Payments received during the time a loan is on non-accrual status are applied to principal. Interest income is not recognized until the loan is returned to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured as evidenced by agreed upon performance for a period of not less than six months.

A troubled debt restructuring is a formal restructuring of a loan in which the Banks, for economic or legal reasons related to the borrower’s financial difficulties, grant a concession to the borrower. The concessions may be granted in various forms, including providing a below-market interest rate, a reduction in the loan balance or accrued interest, an extension of the maturity date, or a combination of these. Troubled debt restructurings are considered to be impaired and are subject to the Banks’ impaired loan accounting policy.

The allowance for loan losses is maintained at a level management believes is adequate to provide for probable loan losses as of the date of the statement of financial condition. The allowance for loan losses is based upon an ongoing review of the originated and acquired non-impaired loan portfolio, which includes consideration of actual loss experience, changes in the size and character of the portfolio, identification of individual problem loan situations which may affect a borrower’s ability to repay, and evaluation of the prevailing and anticipated economic conditions. The evaluation is inherently subjective, as it requires estimates that are susceptible to significant revision as more information becomes available. The allowance for loan losses is increased by charges to income and decreased by charge-offs, net of recoveries. While management uses available information to recognize losses on loans, changes in economic conditions may necessitate revision of the estimate in future periods.

A reserve for unfunded commitments is maintained at a level that, in the opinion of management, is adequate to absorb probable losses associated with the Banks’ commitment to lend funds under existing agreements, such as letters or lines of credit. Management determines the adequacy of the reserve for unfunded commitments based upon reviews of individual credit facilities, current economic conditions, the risk characteristics of the various categories of commitments, and other relevant factors. The reserve is based on estimates, and ultimate losses may vary from the current estimates. These estimates are evaluated on a regular basis and, as adjustments become necessary, they are recognized in earnings in the periods in which they become known through charges to other non-interest expense. Draws on unfunded commitments that are considered uncollectible at the time funds are advanced are charged to the reserve for unfunded commitments. Provisions for unfunded commitment losses and recoveries on commitment advances previously charged-off are recognized within the reserve for unfunded commitments, which is included among other liabilities within the consolidated statements of financial condition.

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of Business and Summary of Significant Accounting Policies (continued)

The factors supporting the allowance for loan losses and the reserve for unfunded commitments do not diminish the fact that the entire allowance for loan losses and reserve for unfunded commitments are each available to absorb losses in the loan portfolio and related commitment portfolio. The Banks’ principal focus, therefore, is on the adequacy of the total allowance for loan losses and reserve for unfunded commitments. The allowance for loan losses and reserve for unfunded commitments are both subject to review by banking regulators. The Banks’ primary regulators regularly conduct reviews of the allowance for loan losses and reserve for unfunded commitments as an integral part of their examination process. Should the regulators determine that the allowance for loan losses or reserve for unfunded commitments are not, in their opinion, adequate, the Banks may be required to recognize additional provision for loan losses.

Restricted equity securities – The Company’s investments in the Federal Home Loan Banks of Seattle, San Francisco, and Des Moines (collectively FHLB), the Federal Reserve Bank (FRB), and Pacific Coast Bankers’ Bank (PCBB) stock are restricted equity investments carried at par value, which approximates fair value.

As a member of the FHLB system, the Banks are required to maintain a minimum level of investment in its stock based on specific percentages of their outstanding FHLB advances. Stock redemptions are made at the discretion of the FHLB.

FHLB stock is generally viewed as a long-term investment. Accordingly, when evaluating FHLB stock for impairment, its value is determined based on the ultimate recoverability of the par value rather than by recognizing temporary declines in value. The determination of whether the decline affects the ultimate recoverability is influenced by criteria such as the following:

a.	The significance of the decline in net assets of the FHLB as compared to the capital stock amount for the FHLB and the length of time the situation has persisted;
b.	Commitments by the FHLB to make payments required by law or regulation and the level of such payments in relation to the operating performance of the FHLB;
c.	The impact of legislative and regulatory changes on institutions and, accordingly, on the customer base of the FHLB; and
d.	The liquidity position of the FHLB.

The Company did not recognize impairment of its FHLB stock as a result of its impairment analyses for the years ended December 31, 2013, 2012, and 2011.

Members of the Federal Reserve System are required to maintain stock in the district FRB at a specified ratio of their capital. The stock does not provide the Company with control or financial interest in the FRB, is not transferable, and cannot be used as collateral. A member institution’s ownership of FRB stock may be canceled in the event of the institution’s insolvency or voluntary liquidation, conversion to nonmember status through merger or acquisition, or voluntary or involuntary termination of membership in the Federal Reserve System.

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of Business and Summary of Significant Accounting Policies (continued)

PCBB operates under a special purpose charter to provide wholesale correspondent banking services to depository institutions. By statute, 100% of PCBB’s outstanding stock is held by depository institutions that utilize its correspondent banking services. The Bank may request redemption at par value of any stock in excess of the amount the Bank is required to hold. Stock redemption is made at the discretion of PCBB.

Premises and equipment – Premises and equipment are stated at cost less accumulated depreciation or amortization which is recognized over their estimated useful lives ranging from 1 to 39 years. Leasehold improvements are amortized over the term of the lease or the estimated useful lives of the improvements, whichever is less. Land is carried at cost. Depreciation expense is calculated using the straight-line method for financial statement purposes. Expenditures for new premises, equipment and major betterments are capitalized. Normal costs of maintenance and repairs are charged to expense as incurred.

Management reviews long-lived assets any time that a change in circumstances indicates that the carrying amount of these assets may not be recoverable. Recoverability of these assets is determined by comparing the carrying value of the assets to the forecasted undiscounted cash flows of the operation associated with the asset. If the evaluation of the forecasted cash flows indicates that the carrying value of the asset is not recoverable, the asset is written down to fair value. Any premises or equipment held for sale is recorded at the lower of depreciated cost or fair value.

Foreclosed real estate and other foreclosed assets – Real estate properties and other assets acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value on the date of foreclosure, establishing a new cost basis. Adjustments that reduce originated and non-impaired loan balances to fair value at the time of foreclosure are recognized as charge-offs in the allowance for loan losses. After foreclosure, management periodically obtains new valuations, and foreclosed real estate or other assets may be adjusted to a lower carrying amount, determined by the fair value, less estimated costs to sell. Any subsequent write-downs are recorded as a decrease in the asset and charged against foreclosed real estate and other foreclosed assets expense. Operating expenses of such properties, net of related income, are included in foreclosed real estate and other foreclosed assets expense, and gains and losses on their disposition are included in other non-interest income.

Bank-owned life insurance – The Company holds life insurance policies that provide protection against the adverse financial effects that could result from the death of a current key employee or former executive of an acquired bank as well as provide tax deferred income. Although the lives of individual current or former management-level employees are insured, the Banks are the owners and beneficiaries of all policies. The Banks are exposed to credit risk to the extent an insurance company is unable to fulfill its financial obligations under a policy. In order to mitigate this risk, the policies are placed with multiple insurance companies, and the Banks regularly monitor their financial condition. The carrying amount of bank-owned life insurance approximates its fair value, net of any surrender charges.

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of Business and Summary of Significant Accounting Policies (continued)

Goodwill and intangibles – Net assets of businesses acquired in purchase transactions are recorded at their fair value on the date of acquisition. Identifiable intangibles with definite lives are amortized over the period benefited. Goodwill, which represents the excess of the fair value of net assets acquired in a business combination and purchase consideration, is not amortized but is reviewed for potential impairment on an annual basis, or more frequently if events or circumstances indicate a potential impairment exists. A goodwill or identifiable intangible asset impairment loss is recognized to the extent that the carrying amount of goodwill or identifiable intangible assets exceeds its implied fair value. Additionally, accounting guidance requires that goodwill be evaluated for each reporting unit to which it pertains or originated. The Company evaluates goodwill and other intangibles on the basis of the subsidiary in which it is carried – either AWB or FNBS. As of December 31, 2013, 2012, and 2011 the Company determined that there was no impairment of goodwill. The Company recorded impairment charges associated with its core deposit intangibles for the years ended December 31, 2013 and 2012 in amount of $2.5 million and $119 thousand, respectively.  There was no impairment of core deposit intangibles in 2011.

Derivative financial instruments – AWB enters into forward delivery contracts to sell residential mortgage loans to investors at specific prices and dates in order to mitigate the interest rate risk in its portfolio of mortgage loans held for sale and its residential mortgage loan commitments. The commitments to originate mortgage loans held for sale and the related forward delivery contracts are considered derivatives. Because the derivative loan commitments and forward delivery contracts do not qualify for hedge accounting, AWB measures these instruments at fair value with changes in value recognized in the statements of income and carries these in the consolidated financial statements among other assets or other liabilities. The fair value of the derivative loan commitments and forward delivery contracts is estimated using a present value of expected future cash flow model. Assumptions include a pull-through rate based on historical information, current mortgage interest rates, the stage of completion of the underlying application and underwriting process, and the time remaining until the expiration of the derivative loan commitment.

AWB also holds interest rate cap derivatives for purposes of economically hedging a portion of its securities portfolio. Management utilizes the services of a third-party service provider to determine the fair value of the interest rate caps, and changes in fair value are recorded in the statement of income as these derivatives do not qualify for hedge accounting treatment. These derivatives are reflected in the Company’s consolidated financial statements as other assets and other liabilities.

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of Business and Summary of Significant Accounting Policies (continued)

AWB also has stand-alone derivative financial instruments in the form of interest rate swap agreements for risk management activities and to accommodate the needs of its customers. These transactions involve both credit and market risk, and their value is derived from the underlying interest rates. The notional amounts are amounts on which calculations, payments, and the value of the derivative are based. Notional amounts do not represent direct credit exposures. Direct credit exposure is limited to the net difference between the calculated amounts to be received and paid, if any. Such difference, which represents the fair value of the derivative instruments, is reflected in the Company’s consolidated statements of financial condition as other assets and other liabilities. The interest rate swap agreements are not designated as hedges and do not receive hedge accounting treatment; thus, changes in fair values are recorded in current operations.

The Company is exposed to credit-related losses in the event of nonperformance by the counterparties to these derivative financial instruments. The Company controls the credit risk of its financial contracts through internal policies, credit approvals, limits, and monitoring procedures and does not expect counterparties to fail their obligations. Credit risk associated with forward contracts is limited to the replacement cost of those forward contracts in a gain position. There were no counterparty default losses on forward contracts during the years ended December 31, 2013, 2012, and 2011. Market risk with respect to forward contracts arises principally from changes in the value of contractual positions due to changes in market interest rates. AWB limits its exposure to market risk by monitoring differences between commitments to customers and forward contracts with investors.

Income taxes – Holdings is not a tax paying entity for federal income tax purposes. Holdings’ income or losses are reflected in the members’ individual, partnership, or corporate income tax returns in accordance with their ownership percentages.

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of Business and Summary of Significant Accounting Policies (continued)

Bancshares and its subsidiaries file a United States federal income tax return and state tax returns in Arizona, California, Idaho, Minnesota, Oregon, and Utah. The Company and its subsidiaries are no longer subject to United States federal or state income tax examinations by tax authorities for years before 2010. Bancshares and its subsidiaries account for income taxes using the asset-liability method, which requires that deferred tax assets and liabilities be determined based on the temporary differences between the financial statement carrying amounts and tax basis of assets and liabilities and tax attributes using enacted tax rates in effect in the years in which the temporary differences are expected to reverse. Bancshares and its subsidiaries allocate the provision for income taxes, current receivable or payable, and deferred tax assets and liabilities between the Banks and Bancshares as if they were stand-alone tax reporting entities. Any estimated accrued interest and/or penalties associated with unrecognized tax assets or liabilities are recognized in tax expense. Deferred tax assets and liabilities are reduced by a valuation allowance, when, in the opinion of management, it is more likely than not that some portion of the deferred tax assets will not be realized. At December 31, 2013, Bancshares maintained a valuation allowance related to its deferred tax assets of $20 million; no valuation allowance related to deferred tax assets was maintained as of December 31, 2012. During 2013, the Company recorded a valuation allowance of $20 million as a result of the acquisition of PWB. The valuation allowance was established due to the uncertainty of when certain acquired deferred tax assets will reverse in the five-year post-acquisition period required by the Internal Revenue Code.

During 2012, the Company recorded a $63.3 million income tax benefit which was the result of reversing all of the deferred tax asset valuation allowance. The deferred tax asset valuation allowance was established during 2010 and 2011 due to the cumulative losses and uncertainty at that time regarding the Company’s ability to generate future taxable income sufficient to result, on a more-likely-than-not basis, in the realization of the deferred tax assets. During 2012, management analyzed the Company’s performance and trends for a period extending over six quarters, focusing on trends in asset quality, loan loss provisioning, capital position, net interest margin, core operating income and net income, along with management’s projections of taxable income for future periods. Based on the analysis performed, management determined that a valuation allowance was no longer appropriate as, on a more-likely-than-not basis, the benefit of its deferred tax assets would be realized. As part of this analysis, a portion of the deferred tax asset valuation allowance and associated deferred tax assets were eliminated as management determined that certain net operating loss carry-forwards would not be realizable under the Internal Revenue Code. The Company utilized a portion of the valuation allowance to offset its tax expense in 2012 with the remaining amount resulting in a tax benefit.

Comprehensive income – Recognized revenue, expenses, gains and losses are included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the consolidated statement of financial condition, such items, along with net income, are components of comprehensive income.

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of Business and Summary of Significant Accounting Policies (continued)

Transfers of financial assets – Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the respective transferor, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the respective transferor does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity. Certain transfers of financial assets failed to meet the criteria for sales recognition during 2013 and 2012, and these transfers were properly recorded as secured borrowings in the consolidated financial statements. These secured borrowings totaled $3.0 million as of December 31, 2013 and 2012.

Concentrations of credit risk – Most of the Banks’ business activity is concentrated with customers located within its principal market areas. The Banks originate commercial real estate, construction, land development and other land, commercial and industrial, agricultural, residential real estate, installment and other loans. Generally, loans are secured by accounts receivable, inventory, deposit accounts, personal property or real estate. Rights to collateral vary and are legally documented to the extent practicable. Although the Banks have a generally diversified loan portfolio, local economic conditions may affect borrowers’ ability to meet the stated repayment terms. The ability of the Banks’ borrowers to honor their contracts is dependent upon the real estate and general economic conditions within their geographic market.

Advertising – Costs associated with advertising and promotional efforts are expensed as incurred and totaled $3.4 million, $2.4 million, and $1.8 million for the years ended December 31, 2013,  2012, and 2011, respectively.

Fair value of assets and liabilities – Fair value is defined as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. The Company determines fair value based upon quoted prices when available or through the use of alternative approaches, such as matrix or model pricing, when market quotes are not readily accessible or available. The valuation techniques used are based on observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions.

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of Business and Summary of Significant Accounting Policies (continued)

These types of inputs create the following fair value hierarchy:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the asset or liability. Unobservable inputs are used to measure fair value to the extent that observable inputs are not available. The Company’s own data used to develop unobservable inputs may be adjusted for market considerations when reasonably available.

The Company used the following methods and significant assumptions to estimate fair value for certain assets measured and carried at fair value on a recurring or non-recurring basis in the consolidated financial statements:

Securities – The Company obtains fair value measurements from an independent pricing service. The fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, live trading levels, trade execution data, market consensus prepayment speeds, credit information and the bond’s terms and conditions, among other things. When market quotes are not readily accessible or available, alternative approaches are utilized, such as matrix or model pricing methodologies.

Impaired loans (other than those received through acquisitions) – Impaired loans, other than those received through acquisitions, are carried at the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s market price, or the fair value of the collateral, less estimated costs to sell, if the loan is collateral dependent.

Other real estate owned and other foreclosed assets – Certain assets held within other real estate owned and other foreclosed assets represent impaired real estate that has been adjusted to its estimated fair value, less estimated cost to sell, as a result of transferring from the loan portfolio at the time of foreclosure and based on management’s periodic impairment evaluation.

Derivatives – The fair values of mortgage interest rate lock commitments and forward commitments are estimated using quoted or published market prices for similar instruments, adjusted for factors such as pull-through rate assumptions based on historical information, where appropriate. The fair values of interest rate swap agreements are based upon the amounts required to settle the contracts. The fair values of interest rate caps are valued using discounted cash flow analysis and option pricing models based on market rates and volatilities.

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of Business and Summary of Significant Accounting Policies (continued)

The following methods and assumptions were used by the Company in estimating fair values of other assets and liabilities for disclosure purposes:

Cash and cash equivalents – For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

Interest bearing deposits with other banks – The carrying amount approximates fair value.

Restricted equity securities – The fair value has been determined to approximate cost.

Loans – For certain variable rate loans, fair value is estimated at carrying value, as these loans frequently re-price to market. The fair value of other types of loans is estimated by discounting future cash flows, using current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

Cash surrender value of bank-owned life insurance – The carrying amount approximates fair value.

Deposit liabilities – The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated by discounting future cash flows, using the rates currently offered for deposits of similar remaining maturities.

Federal Home Loan Bank and other borrowings – Rates currently available to the Bank for FHLB and other borrowings with similar terms and remaining maturities are used to estimate the fair value of these borrowings.

Commitments to extend credit and commercial and standby letters of credit – The fair values of these off-balance sheet commitments to extend credit and commercial and standby letters of credit are not considered practicable to estimate because of the lack of quoted market prices and the inability to estimate fair value without incurring excessive costs.

Subsequent events – Subsequent events are events or transactions that occur after the consolidated statement of financial condition date but before the consolidated financial statements are issued. The Company recognizes in the consolidated financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the consolidated statements of financial condition, including the estimates inherent in the process of preparing the consolidated financial statements. The Company’s consolidated financial statements do not recognize subsequent events that arose after the date of the consolidated financial statements and before the consolidated financial statements are available to be issued which did not exist at the date of the consolidated financial statements. The Company has evaluated subsequent events through March 28, 2014, which is the date the consolidated financial statements became available to be issued.

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Recently Issued Accounting Pronouncements

In January 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-04, Receivables – Troubled Debt Restructurings by Creditors (Subtopic 310-40). These amendments are intended to clarify when a creditor should be considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan such that the loan should be derecognized and the real estate recognized. These amendments also clarify that an in- substance repossession or foreclosure has occurred, and a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either: (1) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure, or (2) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. The amendments are effective for annual periods beginning after December 15, 2014. Adoption of this ASU is not expected to have a material impact on the Company’s consolidated financial statements.

In January 2014, the FASB issued ASU No. 2014-02, Intangibles – Goodwill and Other (Topic 350). These amendments permit a private company to subsequently amortize goodwill on a straight-line basis over a period of ten years, or less if the company demonstrates that another useful life is more appropriate. It also permits a private company to apply a simplified impairment model to goodwill. Under the goodwill accounting alternative, goodwill should be tested for impairment when a triggering event occurs that indicates that the fair value of a company (or a reporting unit) may be below its carrying amount. A private company that elects the accounting alternative is further required to make an accounting policy election to test goodwill for impairment at either the company level or the reporting unit level. The amendments are effective for annual periods beginning after December 15, 2014. The decision to adopt this ASU is under evaluation by management of the Company.

In January 2014, the FASB issued ASU No. 2014-01, Investments – Equity Method and Joint Ventures (Topic 323):  Accounting for Investments in Qualified Affordable Housing Projects. These amendments permit reporting entities to make an accounting policy election to account for their investments in qualified affordable housing projects using the proportional amortization method if certain conditions are met. Disclosures for a change in accounting principle are required upon transition. The amendments are effective for annual periods beginning after December 15, 2014. Adoption of this ASU is not expected to have a material impact on the Company’s consolidated financial statements.

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Recently Issued Accounting Pronouncements (continued)

In July 2013, the FASB issued ASU No. 2013-11, Income Taxes (Topic 740):  Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists. These amendments provide that an unrecognized tax benefit, or a portion thereof, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, except to the extent that a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date to settle any additional income taxes that would result from disallowance of a tax position, or the tax law does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, then the unrecognized tax benefit should be presented as a liability. The amendments are effective for fiscal years beginning after December 15, 2014, with early adoption and retrospective application permitted. Adoption of this ASU is not expected to have a material impact on the Company’s consolidated financial statements.

In February 2013, the FASB issued ASU No. 2013-03, Financial Instruments (Topic 825): Clarifying the Scope and Applicability of a Particular Disclosure to Nonpublic Entities. The objective of this update is to clarify the scope and applicability of a particular disclosure to nonpublic entities that resulted from the issuance of ASU No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. The amendments of ASU No. 2013-03 clarify that the requirement to disclose “the level of the fair value hierarchy within which the fair value measurements are categorized in their entirety (Level 1, 2, or 3)” does not apply to nonpublic entities for items that are not measured at fair value in the statement of financial position but for which fair value is disclosed. The amendments are effective upon issuance. Adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

Also in February 2013, the FASB issued ASU No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. This ASU seeks to improve the reporting of reclassifications out of accumulated other comprehensive income by requiring an entity to report the effect of significant reclassifications out of accumulated other comprehensive income in the respective line items in net income if the amount being reclassified is required under U.S. GAAP to be reclassified in their entirety to net income. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income in the same reporting period, an entity is required to cross-reference other disclosures required under U.S. GAAP that provide additional detail about those amounts. For nonpublic entities, the amendments were effective prospectively for reporting periods beginning after December 15, 2013. Adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Recently Issued Accounting Pronouncements (continued)

In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities. This ASU addresses implementation issues about the scope of ASU No. 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities. The objective of this ASU is to clarify the scope of the offsetting disclosures and address any unintended consequences. An entity was required to apply the amendments for fiscal periods beginning on or after January 1, 2013, and interim periods within those annual periods. Adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 – Business Combinations

Branch acquisition – On October 4, 2013, AWB acquired 8 branches in Southern California from Pacific Trust Bank, FSB, (PTB) pursuant to terms and conditions of the Purchase and Assumption Agreement, dated May 31, 2013. These branch acquisitions were consistent with the Company’s strategic plan to grow through acquisitions. Acquisition expenses related to the transaction are included in earnings. The operating results of these branches have been included in the Company’s consolidated financial statements since the date of acquisition. The aggregate purchase price was $10.7 million in cash.

The following table summarizes the estimated fair value of the assets acquired and the liabilities assumed for the PTB branches at the date of acquisition:

Assets acquired
Cash and cash equivalents	$436,336
Loans	282
Premises and equipment	6,433
Goodwill	9,249
Core deposit intangible	1,099
Other assets	1,431
Total assets acquired	$454,830
Liabilities assumed
Deposits	$(465,118)
Other liabilities	(401)
Total liabilities acquired	$(465,519)

Deposit premium	$10,689

As a result of the acquisition, the Company recognized $9.2 million in goodwill which will not be amortized but will be evaluated for potential impairment on an annual basis or earlier if a triggering event merits evaluation. The full amount of goodwill recorded is expected to be deductible for tax purposes. The Company also recorded a receivable in amount of $1.4 million relating to an uncertainty for a deposit premium claim which reduced the amount of goodwill that would have been recorded at the date of acquisition. All other acquisition accounting adjustments will be amortized or accreted to operations over the expected life of the related asset or liability. The Company expects these branch acquisitions to provide additional business opportunities in these acquired branch locations by increasing the Bank’s presence in these key growth markets.

PremierWest Bank  – On April 9, 2013, the Company acquired all of the outstanding shares of PremierWest Bancorp, and its wholly-owned banking subsidiary PremierWest Bank (collectively PWB), in an acquisition accounted for under the acquisition method of accounting. The acquisition was consistent with the Company’s strategic plan to grow through acquisitions. Acquisition expenses related to the transaction are included in earnings. The operating results of PWB have been included in the Company’s consolidated financial statements since the date of acquisition. The aggregate purchase price included $20.1 million of cash paid to selling shareholders; simultaneous with the acquisition, $75.6 million was paid to retire outstanding debt of PremierWest Bancorp.

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 – Business Combinations (continued)

The following table summarizes the estimated fair value of the assets acquired and liabilities assumed for PWB at the date of acquisition:

Assets acquired
Cash and cash equivalents	$72,131
Fed funds sold	3,000
Securities	336,567
Loans held for sale	566
Loans	572,783
Goodwill	12,246
Other intangibles	4,826
Premises and equipment	32,840
Foreclosed assets	12,735
Deferred tax asset, net	35,000
Other assets	31,130

Total assets	$1,113,824

Liabilities assumed
Deposits	$1,000,480
Debt	75,626
Other liabilities	17,650

Total liabilities	$1,093,756

Net assets acquired/consideration paid	$20,068

As a result of the acquisition, the Company recognized $12.2 million in goodwill which will not be amortized but will be evaluated for potential impairment on an annual basis or earlier if a triggering event merits evaluation.

All other acquisition accounting adjustments, with the exception of those for impaired loans, foreclosed assets, and income taxes, will be amortized or accreted to operations over the expected life of the related asset or liability. Adjustments for impaired loans and foreclosed assets will be realized in accordance with the Company’s accounting policy when the underlying assets are resolved or liquidated. Changes in acquired tax uncertainties after the measurement period are recognized in net income.

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 – Business Combinations (continued)

ICB Financial – On November 1, 2012, the Company acquired all of the outstanding shares of ICB Financial, and its wholly-owned banking subsidiary Inland Community Bank (collectively ICB), in an acquisition accounted for under the acquisition method of accounting. The acquisition was consistent with the Company’s strategic plan to grow through acquisitions. Acquisition expenses related to the transaction are included in earnings. The financial results of ICB have been included in the Company’s consolidated financial statements since the date of acquisition. The aggregate purchase price included $23.9 million of cash paid to selling shareholders; simultaneous with the acquisition, $8.2 million was paid to retire outstanding debt of ICB Financial.

The following table summarizes the estimated fair value of the assets acquired and liabilities assumed for ICB at the date of acquisition:

Assets acquired
Cash and cash equivalents	$65,609
Securities	5,325
Loans	116,943
Goodwill	5,254
Premises and equipment	6,800
Foreclosed assets	2,642
Deferred tax asset, net	4,740
Other assets	10,355

Total assets	$217,668

Liabilities assumed
Deposits	$184,181
Debt	8,170
Other liabilities	1,439

Total liabilities	$193,790

Net assets acquired/consideration paid	$23,878

As a result of the acquisition, the Company recognized $5.3 million in goodwill which will not be amortized but will be evaluated for potential impairment on an annual basis or earlier if a triggering event merits evaluation.

All other acquisition accounting adjustments, with the exception of those for impaired loans, foreclosed assets, and income taxes, will be amortized or accreted to operations over the expected life of the related asset or liability. Adjustments for impaired loans and foreclosed assets will be realized in accordance with the Company’s accounting policy when the underlying assets are resolved or liquidated. Changes in acquired tax uncertainties after the measurement period are recognized in net income.

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 – Business Combinations (continued)

Security Business Bancorporation – On July 2, 2012, the Company acquired all of the outstanding shares of Security Business Bancorporation and its wholly-owned banking subsidiary Security Business Bank of San Diego (SBB), in an acquisition accounted for under the acquisition method of accounting. The acquisition was consistent with the Company’s strategic plan to grow through acquisitions. Acquisition expenses related to the transaction are included in earnings. The financial results of SBB have been included in the Company’s consolidated financial statements since the date of acquisition. The aggregate purchase price included $27.1 million of cash paid to selling shareholders; simultaneous with the acquisition, $9.0 million was paid to retire outstanding debt of Security Business Bancorporation.

The following table summarizes the estimated fair value of the assets acquired and liabilities assumed for SBB at the date of acquisition:

Assets acquired
Cash and cash equivalents	$15,529
Fed funds sold	20,754
Securities	13,864
Loans held for sale	21,835
Loans	152,794
Goodwill	10,456
Other intangibles	225
Premises and equipment	675
Foreclosed assets	279
Deferred tax asset, net	2,702
Other assets	6,340

Total assets	$245,453

Liabilities assumed
Deposits	$202,009
Debt	14,163
Other liabilities	2,184

Total liabilities	$218,356

Net assets acquired/consideration paid	$27,097

As a result of the acquisition, the Company recognized $10.7 million in goodwill and other intangible assets, including core deposit intangibles of $225 thousand. The core deposit intangible is being amortized on an accelerated basis over 20 years. Goodwill of $10.5 million will not be amortized but will be evaluated for potential impairment, as will the other intangibles, on an annual basis or earlier if a triggering event merits evaluation. A $159 thousand intangible liability was also recognized to represent unfavorable leasehold interests which is being amortized to occupancy expense over the term of the related unfavorable leases.

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 – Business Combinations (continued)

All other acquisition accounting adjustments, with the exception of those for impaired loans, foreclosed assets, and income taxes, will be amortized or accreted into operations over the expected life of the related asset or liability. Adjustments for impaired loans and foreclosed assets will be realized in accordance with the Company’s accounting policy when the underlying assets are resolved or liquidated. Changes in acquired tax uncertainties after the measurement period are recognized in net income.

Note 4 – Cash and Cash Equivalents

AWB is required to maintain an average reserve balance with the FRB or maintain such reserve balance in the form of cash or a combination thereof. The amount of required reserve balance at December 31, 2013 and 2012 was $15.4 million and $22.0 million, respectively, and was met by holding cash and maintaining an average balance on hand.

The average amount of federal funds sold and interest bearing deposits with other banks for the periods ended December 31, 2013 and 2012 was $117.9 million and $134.8 million, respectively.

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5 – Securities

Debt and equity securities have been classified according to management’s intent to hold them as either available-for-sale or held to maturity. The amortized cost of securities, their gross unrealized gains and losses, and their fair values at December 31, 2013 and 2012 are shown in the following table:

		Gross	Gross
December 31, 2013	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Securities available-for-sale:
Obligations of federal government
agencies	$31,969	$23	$(379)	$31,613
Obligations of states, municipalities, and
political subdivisions	123,083	1,057	(6,397)	117,743
Residential mortgage-backed securities	817,409	3,911	(15,038)	806,282
Commercial mortgage-backed securities	57,450	21	(1,542)	55,929
Corporate securities	7,092	193	-	7,285
Other securities	32,213	46	(471)	31,788

Total	$1,069,216	$5,251	$(23,827)	$1,050,640

Securities held-to-maturity:
Residential mortgage-backed securities	$36,444	$-	$(733)	$35,711

Total	$36,444	$-	$(733)	$35,711

		Gross	Gross
December 31, 2012	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Securities available-for-sale:
Obligations of federal government
agencies	$15,118	$247	$(1)	$15,364
Obligations of states, municipalities, and
political subdivisions	56,320	3,436	(147)	59,609
Residential mortgage-backed securities	441,184	6,669	(521)	447,332
Commercial mortgage-backed securities	45,022	613	(23)	45,612
Corporate securities	7,154	253	-	7,407
Other securities	3,168	149	-	3,317

Total	$567,966	$11,367	$(692)	$578,641

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5 – Securities (continued)

The following tables include information on securities with unrealized losses at December 31, 2013 and 2012:

December 31, 2013	Less than 12 months		12 Months or Longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses
Securities available-for-sale:
Obligations of federal government
agencies	$27,702	$(379)	$-	$-	$27,702	$(379)
Obligations of states, municipalities and
political subdivisions	92,898	(6,335)	2,482	(62)	95,380	(6,397)
Residential mortgage-backed securities	601,126	(14,985)	2,762	(53)	603,888	(15,038)
Commercial mortgage-backed securities	38,201	(1,282)	4,868	(260)	43,069	(1,542)
Other securities	29,559	(471)	-	-	29,559	(471)

Total	$789,486	$(23,452)	$10,112	$(375)	$799,598	$(23,827)

Securities held to maturity:
Residential mortgage-backed securities	$35,711	$(733)	$-	$-	$35,711	$(733)

Total	$35,711	$(733)	$-	$-	$35,711	$(733)

December 31, 2012	Less than 12 months		12 Months or Longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
Securities available-for-sale:	Value	Losses	Value	Losses	Value	Losses
Obligations of federal government
agencies	$420	$(1)	$-	$-	$420	$(1)
Obligations of states, municipalities and
political subdivisions	10,947	(147)	-	-	10,947	(147)
Residential mortgage-backed securities	40,354	(487)	4,146	(34)	44,500	(521)
Commercial mortgage-backed securities	5,174	(23)	-	-	5,174	(23)

Total	$56,895	$(658)	$4,146	$(34)	$61,041	$(692)

Certain securities have fair values less than amortized cost and therefore contain unrealized losses. At December 31, 2013, 2012, and 2011, the Company evaluated the securities which had an unrealized loss for OTTI and determined all declines in value to be temporary. There were 180, 26, and 46 investment securities with unrealized losses at December 31, 2013, 2012, and 2011 respectively. The Company anticipates full recovery of amortized cost with respect to these securities by maturity, or sooner in the event of a more favorable market interest rate environment.

Taxable interest income on securities was $15.6 million, $9.9 million, and $5.4 million for 2013, 2012, and 2011, respectively. Non-taxable interest income on securities was $35 thousand, $21 thousand, and $270 thousand for 2013, 2012, and 2011, respectively. Dividend income on securities was $135 thousand, $16 thousand, and $111 thousand for 2013, 2012, and 2011, respectively. During the period ended December 31, 2013, total proceeds from sales of securities were $246.8 million with gains of $1.3 million and losses of $5.0 million. During the period ended December 31, 2012, total proceeds from sales of securities were $157.8 million with gains of $3.1 million and losses of $542 thousand.  During the period ended December 31, 2011, total proceeds from the sales of securities were $47.7 million with gains of $1.2 million and losses of $5 thousand.

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5 – Securities (continued)

Securities with an amortized cost of $358.1 million at December 31, 2013 were pledged for purposes required or permitted by law. The market value of these securities was $381.9 million at December 31, 2013.

The contractual scheduled maturity of securities at December 31, 2013 was as follows:

	Amortized	Fair
	Cost	Value
Securities available-for-sale:
Due in one year or less	$761	$763
Due from one to five years	40,473	40,484
Due from five to ten years	268,161	260,886
Due after ten years	754,575	743,402
Other non-maturity securities	5,246	5,105

Total	$1,069,216	$1,050,640

Securities held to maturity:
Due after ten years	$36,444	$35,711

Total	$36,444	$35,711

Expected maturities will differ from contractual maturities as the issuers of certain debt securities have the right to call or prepay their obligations without penalties. Mortgage-backed securities have been classified above based on contractual maturities.

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 – Loans

Loan categories as of December 31, 2013 and 2012 were as follows:

	2013	2012

Commercial real estate	$1,303,317	$1,012,802
Residential real estate	332,753	197,850
Construction, land development, and other land	78,376	67,278
Agricultural	126,862	119,426
Commercial and industrial	313,748	234,231
Installment and other	43,514	22,044

Total loans	2,198,570	1,653,631

Allowance for loan losses	(12,514)	(6,875)
Deferred loan fees, net of deferred costs	(958)	(1,452)

Net loans	$2,185,098	$1,645,304

Installment and other loans included $876 thousand and $672 thousand in overdraft deposits which were reclassified as loans as of December 31, 2013 and 2012, respectively. At December 31, 2013, there were $533 million in loans pledged as security for borrowings including excess collateral.

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 – Loans (continued)

Total loans consist of originated loans, “B” notes, acquired impaired loans, and acquired non-impaired loans. “B” notes represent advances on acquired impaired loans after acquisition date. The following table summarizes the balances for each respective loan category as of December 31, 2013 and 2012:

December 31, 2013	Originated	B Notes	Acquired Impaired	Acquired Non-impaired	Total

Commercial real estate	$411,369	$9,837	$359,427	$522,684	$1,303,317
Residential real estate	186,550	10,270	53,622	82,311	332,753
Construction, land development,
and other land	24,535	3	24,640	29,198	78,376
Agricultural	88,676	10,241	14,716	13,229	126,862
Commercial and industrial	180,794	9,595	20,175	103,184	313,748
Installment and other	26,624	1,121	6,729	9,040	43,514

Total loans	$918,548	$41,067	$479,309	$759,646	$2,198,570

December 31, 2012	Originated	B Notes	Acquired Impaired	Acquired Non-impaired	Total

Commercial real estate	$276,815	$8,662	$358,502	$368,823	$1,012,802
Residential real estate	48,992	10,717	67,407	70,734	197,850
Construction, land development,
and other land	12,146	105	34,450	20,577	67,278
Agricultural	69,413	9,900	24,949	15,164	119,426
Commercial and industrial	96,270	10,902	21,210	105,849	234,231
Installment and other	15,137	1,304	3,653	1,950	22,044

Total loans	$518,773	$41,590	$510,171	$583,097	$1,653,631

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 – Loans (continued)

Acquired impaired loans – The Company acquired certain impaired loans as part of the AWB, BONW, Sunrise, Viking, SBB, ICB and PWB transactions. The carrying amount of those loans includes an allowance for loan losses for acquired impaired loans of $2.5 million and $1.1 million at December 31, 2013 and 2012, respectively. The balances of these loans, net of the allowance for loan losses, at December 31, 2013 and 2012 are summarized as follows:

December 31, 2013	Unpaid Principal Balance	Carrying Value

Commercial real estate	$395,194	$358,494
Residential real estate	70,525	53,036
Construction, land development, and other land	31,055	24,051
Agricultural	16,774	14,716
Commercial and industrial	30,169	19,811
Installment and other	14,621	6,705

Total loans	$558,338	$476,813

December 31, 2012	Unpaid Principal Balance	Carrying Value

Commercial real estate	$382,234	$357,717
Residential real estate	89,949	67,214
Construction, land development and other land	41,670	34,449
Agricultural	26,882	24,949
Commercial and industrial	24,729	21,210
Installment and other	4,409	3,486

Total loans	$569,873	$509,025

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 – Loans (continued)

Impaired loan unpaid principal balances and carrying values, net of the allowance for loan losses, by acquired financial institution at December 31, 2013 and 2012 are summarized as follows:

December 31, 2013	Unpaid Principal Balance	Carrying Value

AWB	$350,124	$320,482
BONW	3,095	2,216
Sunrise	5,652	4,159
Viking	11,815	7,663
SBB	11,436	8,784
ICB	7,647	3,842
PWB	168,569	129,667

Total loans	$558,338	$476,813

December 31, 2012	Unpaid Principal Balance	Carrying Value

AWB	$495,293	$454,404
BONW	6,404	4,329
Sunrise	11,029	9,127
Viking	23,167	16,872
SBB	15,388	11,949
ICB	18,592	12,344

Total loans	$569,873	$509,025

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 – Loans (continued)

The following tables summarize the changes in accretable yield for acquired impaired loans for the years ended December 31, 2013, 2012, and 2011:

	AWB	BONW	Sunrise	Viking	Total

Balance, December 31, 2010	$ 238,890	$ -	$ -	$ -	$ 238,890
Additions resulting from acquisitions	-	2,389	3,224	4,690	10,303
Accretion to interest income	(60,588)	(338)	(476)	(769)	(62,171)
Change related to prepayments	(15,119)	26	-	492	(14,601)
Reclassification from nonaccretable
difference	22,472	-	-	-	22,472
Impact of change in assumptions	37,978	-	-	-	37,978
Disposals	(6,481)	(51)	-	(142)	(6,674)
Balance, December 31, 2011	$ 217,152	$ 2,026	$ 2,748	$ 4,271	$ 226,197

	AWB	BONW	Sunrise	Viking	SBB	ICB	PWB	Total

Balance, December 31, 2011	$ 217,152	$ 2,026	$ 2,748	$ 4,271	$ -	$ -	$ -	$ 226,197
Additions resulting from acquisitions	-	-	-	-	6,564	5,724	-	12,288
Accretion to interest income	(43,114)	(1,210)	(997)	(3,998)	(1,353)	(244)	-	(50,916)
Change related to prepayments	(26,444)	145	34	843	390	50	-	(24,982)
Reclassification from nonaccretable
difference	17,352	1,776	3,657	12,325	-	-	-	35,110
Impact of change in assumptions	(309)	830	(3,322)	(4,152)	-	-		(6,953)
Disposals	(4,812)	(443)	(449)	(1,652)	-	3	-	(7,353)

Balance, December 31, 2012	$ 159,825	$ 3,124	$ 1,671	$ 7,637	$ 5,601	$ 5,533	$ -	$ 183,391

	AWB	BONW	Sunrise	Viking	SBB	ICB	PWB	Total

Balance, December 31, 2012	$ 159,825	$ 3,124	$ 1,671	$ 7,637	$ 5,601	$ 5,533	$ -	$ 183,391
Additions resulting from acquisitions	-	-	-	-	-	-	32,551	32,551
Accretion to interest income	(29,866)	(523)	(659)	(2,329)	(1,368)	(2,484)	(10,426)	(47,655)
Change related to prepayments	(14,263)	-	(12)	(89)	(3)	136	2,620	(11,611)
Reclassification from nonaccretable
difference	9,548	(481)	993	2,219	1,996	8,793	(761)	22,307
Impact of change in assumptions	(13,551)	205	(288)	1,301	99	(7,240)	5,634	(13,840)
Disposals	(11,848)	(1,103)	(466)	(1,554)	-	(429)	(1,691)	(17,091)

Balance, December 31, 2013	$ 99,845	$ 1,222	$ 1,239	$ 7,185	$ 6,325	$ 4,309	$ 27,927	$ 148,052

Accretion to interest income includes $11.3 million, $9.4 million, and $13.0 recognized in interest income related to prepayment removals for the years ended December 31, 2013, 2012, and 2011, respectively.

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 – Loans (continued)

The following table presents a reconciliation of the undiscounted contractual cash flows, non-accretable difference, accretable yield, and fair value of acquired impaired loans at the respective acquisition dates during the years ended December 31, 2013 and 2012:

	PWB
As of respective acquisition dates in 2013	April 9, 2013

Undiscounted contractual cash flows	$ 283,384
Undiscounted cash flows not expected to be collected
(non-accretable difference)	(72,140)

Undiscounted cash flows expected to be collected	211,244
Accretable yield at acquisition	(32,551)

Estimated fair value of impaired loans acquired
at acquisition	178,693

Accrued interest acquired reclassified to loans	790

Total impaired loans at acquisition	$ 179,483

	SBB	ICB
As of respective acquisition dates in 2012	July 2, 2012	November 1, 2012	Total

Undiscounted contractual cash flows	$ 28,241	$ 32,560	$ 60,801
Undiscounted cash flows not expected to be collected
(non-accretable difference)	(5,661)	(12,886)	(18,547)

Undiscounted cash flows expected to be collected	22,580	19,674	42,254
Accretable yield at acquisition	(6,564)	(5,724)	(12,288)

Estimated fair value of impaired loans acquired
at acquisition	16,016	13,950	29,966

Accrued interest acquired reclassified to loans	61	102	163

Total impaired loans at acquisition	$ 16,077	$ 14,052	$ 30,129

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 – Loans (continued)

Acquired non-impaired loans – The Company acquired certain non-impaired loans as part of the FNBS, BONW, Sunrise, Viking, SBB, ICB, PWB, and PTB transactions. The balances of these loans at December 31, 2013 and 2012 are as follows:

December 31, 2013	Unpaid Principal Balance	Carrying Value

Commercial real estate	$517,055	$522,684
Residential real estate	88,129	82,311
Construction, land development, and other land	28,991	29,198
Agricultural	13,222	13,229
Commercial and industrial	104,561	103,184
Installment and other	9,925	9,040

Total acquired non-impaired loans	$761,883	$759,646

December 31, 2012	Unpaid Principal Balance	Carrying Value

Commercial real estate	$364,397	$368,823
Residential real estate	73,619	70,734
Construction, land development, and other land	20,576	20,577
Agricultural	15,416	15,164
Commercial and industrial	109,754	105,849
Installment and other	2,085	1,950

Total acquired non-impaired loans	$585,847	$583,097

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 – Loans (continued)

The following table presents the fair value of acquired non-impaired loans, gross contractual amounts receivable (including contractual principal and interest), and estimated contractual cash flows not expected to be received (fair value adjustments related to credit) as of the respective acquisition dates for the transactions consummated during the years ended December 31, 2013 and 2012:

As of acquisition date in the year ended December 31, 2013	Fair Value	Gross Contractual Amounts Receivable	Estimated Contractual Cash Flows Not Expected to be Collected

Loans secured by real estate	$ 331,648	$ 425,381	$ 44,789
Commercial and industrial loans	44,326	48,708	1,471
Loans to individuals for household, family, and other personal
expenditures	12,236	18,449	4,862
All other loans	6,162	6,650	157

Total loans at acquisition	$ 394,372	$ 499,188	$ 51,279

As of acquisition dates in the year ended December 31, 2012	Fair Value	Gross Contractual Amounts Receivable	Estimated Contractual Cash Flows Not Expected to be Collected

Loans secured by real estate	$ 222,471	$ 283,687	$ 4,321
Commercial and industrial loans	35,252	41,832	3,280
Loans to individuals for household, family, and other personal
expenditures	2,864	3,259	220
All other loans	856	856	-

Total loans at acquisition	$ 261,443	$ 329,634	$ 7,821

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 – Allowance for Loan Losses and Reserve for Unfunded Commitments

Allowance for loan losses – The allowance for loan losses evaluation includes “B” notes, acquired impaired loans with deteriorated credit quality, acquired non-impaired loans, and originated loans. Although all acquired non-impaired loans are included in the following allowance tables, only those loans without a remaining discount or that have incurred credit deterioration subsequent to acquisition date are included in the allowance for loan losses calculation.

The activity related to the allowance for loan losses for the years ended December 31, 2013, 2012 and 2011 is presented below:

	2013	2012	2011

Balance, beginning of year	$6,875	$4,775	$763
Provision for loan losses	4,211	3,807	366
Loans charged-off	(2,784)	(3,514)	(333)
Recoveries	4,212	1,807	3,979

Balance, end of year	$12,514	$6,875	$4,775

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 – Allowance for Loan Losses and Reserve for Unfunded Commitments (continued)

The following tables summarize the balance and activity within the allowance for loan losses, the components of the allowance for loan losses in terms of loans individually and collectively evaluated for impairment, and corresponding loan balances by type for the year ended December 31, 2013 and 2012:

December 31, 2013
	Commercial Real Estate	Residential Real Estate	Construction, Land Development, and Other Land	Agricultural	Commercial and Industrial	Installment and Other	Unallocated	Total
Allowance for loan losses
Beginning balance	$2,751	$1,178	$352	$156	$2,115	$319	$4	$6,875
Charge-offs	(330)	(795)	(26)	-	(1,343)	(290)	-	(2,784)
Recoveries	92	214	2,580	139	908	279	-	4,212
Provisions	1,902	1,650	(1,730)	205	1,954	(53)	283	4,211

Ending balance	$4,415	$2,247	$1,176	$500	$3,634	$255	$287	$12,514

Ending balance: individually evaluated for impairment	$-	$8	$-	$-	$45	$-	$-	$53
Ending balance: collectively evaluated for impairment	3,482	1,653	588	500	3,225	230	287	9,965
Ending balance: loans acquired
with deteriorated credit quality	933	586	588	-	364	25	-	2,496
Total allowance for loan losses	$4,415	$2,247	$1,176	$500	$3,634	$255	$287	$12,514

	Commercial Real Estate	Residential Real Estate	Construction, Land Development, and Other Land	Agricultural	Commercial and Industrial	Installment and Other	Total

Ending balance: individually evaluated for impairment	$8,919	$445	$477	$83	$1,923	$109	$11,956
Ending balance: collectively evaluated for impairment	934,971	278,686	53,260	112,063	291,650	36,676	1,707,306
Ending balance: loans acquired
with deteriorated credit quality	7,663	10,934	1,092	-	1,355	483	21,527

Total loans evaluated for allowance
for loan losses	$951,553	$290,065	$54,829	$112,146	$294,928	$37,268	$1,740,789

December 31, 2012
	Commercial Real Estate	Residential Real Estate	Construction, Land Development, and Other Land	Agricultural	Commercial and Industrial	Installment and Other	Unallocated	Total
Allowance for loan losses
Beginning balance	$1,165	$873	$85	$363	$756	$208	$1,325	$4,775
Charge-offs	(70)	(387)	(362)	(38)	(2,510)	(147)	-	(3,514)
Recoveries	652	108	212	53	572	210	-	1,807
Provisions	1,004	584	417	(222)	3,297	48	(1,321)	3,807

Ending balance	$2,751	$1,178	$352	$156	$2,115	$319	$4	$6,875

Ending balance: individually evaluated for impairment	$-	$-	$-	$-	$-	$-	$-	$-
Ending balance: collectively evaluated for impairment	1,966	985	352	156	2,115	152	4	5,730
Ending balance: loans acquired
with deteriorated credit quality	785	193	-	-	-	167	-	1,145
Total allowance for loan losses	$2,751	$1,178	$352	$156	$2,115	$319	$4	$6,875

	Commercial Real Estate	Residential Real Estate	Construction, Land Development, and Other Land	Agricultural	Commercial and Industrial	Installment and Other	Total
Ending balance: individually evaluated for impairment	$3,355	$241	$902	$156	$2,702	$-	$7,356
Ending balance: collectively evaluated for impairment	604,690	176,458	31,927	94,319	210,319	18,391	1,136,104
Ending balance: loans acquired
with deteriorated credit quality	6,760	806	-	-	-	560	8,126
Total loans evaluated for allowance
for loan losses	$614,805	$177,505	$32,829	$94,475	$213,021	$18,951	$1,151,586

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 – Allowance for Loan Losses and Reserve for Unfunded Commitments (continued)

The following tables summarize the recorded investment, unpaid principal balance, average recorded investment, and interest income recognized for loans considered impaired as of December 31, 2013, 2012, and 2011:

		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
December 31, 2013	Investment	Balance	Allowance	Investment	Recognized

With no related allowance recorded:
Commercial real estate	$8,918	$12,607	$-	$6,844	$-
Residential real estate	424	1,029	-	486	-
Construction, land development, and other land	477	560	-	704	-
Agricultural	83	83	-	159	-
Commercial and industrial	1,178	1,638	-	1,867	-
Installment and Other	109	203	-	73	-

Total	$11,189	$16,120	$-	$10,133	$-

With a related allowance recorded:

Commercial real estate	$-	$-	$-	$-	$-
Residential real estate	22	25	8	16	-
Construction, land development, and other land	-	-	-	-	-
Agricultural	-	-	-	-	-
Commercial and industrial	745	748	45	753	30
Installment and Other	-	-	-	-	-

Total	$767	$773	$53	$769	$30

Total Impaired Loans	$11,956	$16,893	$53	$10,902	$30

		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
December 31, 2012	Investment	Balance	Allowance	Investment	Recognized

Commercial real estate	$3,355	$3,616	$-	$1,832	$-
Residential real estate	241	426	-	173	-
Construction, land development, and other land	902	1,020	-	1,024	-
Agricultural	156	200	-	278	-
Commercial and industrial	2,702	4,547	-	2,345	-
Installment and Other	-	-	-	-	-

Total	$7,356	$9,809	$-	$5,652	$-

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 – Allowance for Loan Losses and Reserve for Unfunded Commitments (continued)

		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
December 31, 2011	Investment	Balance	Allowance	Investment	Recognized

Commercial real estate	$13	$171	$-	$27	$1
Residential real estate	2	9	-	2	-
Construction, land development,
and other land	322	334	-	152	5
Agricultural	747	813	-	242	-
Commercial and industrial	346	356	-	98	21
Installment and Other	-	-	-	-	-

Total	$1,430	$1,683	$-	$521	$27

AWB’s risk rating methodology assigns risk ratings from 1 to 9, where a higher rating represents higher risk. FNBS uses a similar risk rating methodology. The risk rating categories are described by the following groupings:

Pass – Ratings 1–4 define the risk levels of borrowers and guarantors that offer a minimal to an acceptable level of risk.

Watch – A watch asset (rating of 5) has credit exposure that presents higher than average risk and warrants greater than routine attention by Bank personnel due to conditions affecting the borrower, the borrower’s industry or the economic environment.

Special mention – A special mention asset (rating of 6) has potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the asset or in the institution’s credit position at some future date.

Substandard – A substandard asset (rating of 7) is inadequately protected by the current sound worth and paying capacity of the borrower or the collateral pledged, if any. Assets so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt.

Doubtful – A doubtful asset (rating of 8) has all the weaknesses inherent in one classified substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable.

Loss – A loss asset (rating of 9) is considered uncollectible and of such little value that its continuance as a bankable asset is not warranted.

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 – Allowance for Loan Losses and Reserve for Unfunded Commitments (continued)

The following table summarizes the credit quality of the loans considered for inclusion in the allowance for loan losses calculation, excluding acquired impaired loans, as of December 31, 2013 and 2012:

December 31, 2013	Commercial Real Estate	Residential Real Estate	Construction, Land Development, and Other Land	Agricultural	Commercial and Industrial	Installment and Other	Total

Pass	$808,387	$258,454	$39,242	$96,909	$232,217	$36,362	$1,471,571
Watch	86,399	14,747	12,896	11,484	39,519	182	165,227
Special Mention	27,958	800	1,120	494	13,339	120	43,831
Substandard	21,146	5,130	479	3,259	8,498	121	38,633
Doubtful	-	-	-	-	-	-	-
Loss	-	-	-	-	-	-	-

Total	$943,890	$279,131	$53,737	$112,146	$293,573	$36,785	$1,719,262

December 31, 2012	Commercial Real Estate	Residential Real Estate	Construction, Land Development, and Other Land	Agricultural	Commercial and Industrial	Installment and Other	Total

Pass	$473,219	$154,028	$22,467	$80,372	$158,277	$18,265	$906,628
Watch	112,147	16,831	7,966	13,676	41,419	125	192,164
Special Mention	14,668	2,105	1,260	269	6,690	-	24,992
Substandard	8,011	3,735	1,136	158	6,635	1	19,676
Doubtful	-	-	-	-	-	-	-
Loss	-	-	-	-	-	-	-

Total	$608,045	$176,699	$32,829	$94,475	$213,021	$18,391	$1,143,460

The following tables summarize the loan portfolio by type and payment status at the dates indicated (excluding acquired impaired loans):

	December 31, 2013
	Commercial	Residential	Construction/land		Commerical	Installments
	Real Estate	Real Estate	Development	Agricultural	& Industrial	& Other	Total
Performing	$934,971	$278,686	$53,260	$112,063	$292,395	$36,676	$1,708,051
Nonperforming	8,919	445	477	83	1,178	109	11,211
Total loans	$943,890	$279,131	$53,737	$112,146	$293,573	$36,785	$1,719,262

	December 31, 2012
	Commercial	Residential	Construction/land		Commerical	Installments
	Real Estate	Real Estate	Development	Agricultural	& Industrial	& Other	Total
Performing	$604,690	$176,458	$31,927	$94,319	$210,319	$18,391	$1,136,104
Nonperforming	3,355	241	902	156	2,702	-	7,356
Total loans	$608,045	$176,699	$32,829	$94,475	$213,021	$18,391	$1,143,460

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 – Allowance for Loan Losses and Reserve for Unfunded Commitments (continued)

The following tables summarize past due loan information by category, excluding acquired impaired loans, as of December 31, 2013 and 2012:

December 31, 2013	30-59 Days Past Due	60-89 Days Past Due	Greater than 90 Days and Accruing	Total Past Due	Non-accrual	Current	Total

Commercial real estate	$366	$-	$-	$366	$8,918	$934,606	$943,890
Residential real estate	356	1	-	357	446	278,328	279,131
Construction, land development,
and other land	-	-	-		477	53,260	53,737
Agricultural	492	-	-	492	83	111,571	112,146
Commercial and industrial	1,060	-	-	1,060	1,178	291,335	293,573
Installment and other	14	17	20	51	109	36,625	36,785

Total	$2,288	$18	$20	$2,326	$11,211	$1,705,725	$1,719,262

December 31, 2012	30-59 Days Past Due	60-89 Days Past Due	Greater than 90 Days and Accruing	Total Past Due	Non-accrual	Current	Total

Commercial real estate	$150	$489	$-	$639	$3,355	$604,051	$608,045
Residential real estate	154	249	-	403	241	176,055	176,699
Construction, land development,	-	325	-	325	902	31,602	32,829
and other land
Agricultural	414	-	-	414	156	93,905	94,475
Commercial and industrial	765	-	105	870	2,702	209,449	213,021
Installment and other	3	-	-	3	-	18,388	18,391

Total	$1,486	$1,063	$105	$2,654	$7,356	$1,133,450	$1,143,460

Non-accrual loans have related government guaranteed balances of $521 thousand and $627 thousand as of December 31, 2013, and 2012, respectively.

Not considering purchased impaired loans, impaired loans of $767 thousand were classified as troubled debt restructurings as of December 31, 2013. The Company did not have any troubled debt restructurings as of December 31, 2012. The restructurings were granted in response to borrower financial difficulty and generally provide for a modification of loan repayment terms or interest rate. Impaired restructured loans carry a specific allowance, and the allowance on impaired restructured loans is calculated consistently for all loans. During the year ended December 31, 2013, $745 thousand in commercial and industrial loans and $22 thousand in residential real estate loans were restructured causing an increase to the allowance for loan losses of $40 thousand and $9 thousand at the time of restructuring, respectively. The commercial and industrial and residential real estate loan restructurings were the result of changes in the timing and amount of payments, maturity dates, and interest rates. There were no available commitments for troubled debt restructurings outstanding as of December 31, 2013 and 2012.

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 – Allowance for Loan Losses and Reserve for Unfunded Commitments (continued)

The following table presents troubled debt restructurings by accrual versus non-accrual status (dollars in thousands) and by loan class as of December 31, 2013:

	Number of Contracts	Accrual Status	Number of Contracts	Non-Accrual Status	Number of Contracts	Total Modifications

Commercial real estate	-	$-	-	$-	-	$-
Residential real estate	-	-	1	22	1	22
Construction, land development and other land	-	-	-	-	-	-
Agricultural	-	-	-	-	-	-
Commercial and industrial	2	745	-	-	2	745
Installment and other	-	-	-	-	-	-

Total	2	$745	1	$22	3	$767

The Company has residential real estate loans in the amount of $22 thousand that were modified as troubled debt restructurings within the previous 12 months for which there was a payment default during the 12 months ended December 31, 2013.

Reserve for unfunded commitments – The activity related to the reserve for unfunded commitments for the years ended December 31, 2013, 2012, and 2011 is presented below:

	2013	2012	2011

Balance, beginning of year	$904	$1,035	$350
Reserve for acquired unfunded commitments	227	224	332
Provision (benefit) for unfunded commitments	(41)	(355)	353

Balance, end of year	$1,090	$904	$1,035

There were no charge-offs or recoveries related to the reserve for unfunded commitments for the years ended December 31, 2013, 2012, and 2011, respectively.

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 – Foreclosed Real Estate and Other Foreclosed Assets

The following table presents the changes in foreclosed real estate and other foreclosed assets (OREO) for the years ended December 31, 2013, 2012, and 2011:

	2013	2012	2011

Balance, beginning of year	$25,067	$32,256	$35,437
Additions through acquisitions	13,645	2,921	8,663
Additions to OREO	10,914	18,069	18,827
Disposition of OREO	(24,320)	(25,411)	(29,695)
Valuation adjustments in the period	(3,209)	(2,768)	(976)

Balance, end of year	$22,097	$25,067	$32,256

Note 9 – Premises and Equipment

Major classifications of premises and equipment are summarized as of December 31, 2013 and 2012 as follows:

			Estimated
	2013	2012	Useful Life

Premises	$39,039	$23,036	5–39 Years
Furniture, fixtures and equipment	16,744	11,725	3–20 Years
Leasehold improvements	12,771	17,808	1–39 Years

	68,554	52,569
Less accumulated depreciation	(13,962)	(10,394)

	54,592	42,175

Construction in progress	2,948	382
Land	15,151	6,693
Premises and equipment held for sale	5,420	-

Premises and equipment, net	$78,111	$49,250

Premises and equipment held for sale are primarily comprised of former branch buildings, land, and equipment relating to the Company’s branch consolidation activities. Depreciation expense for the years ended December 31, 2013, 2012, and 2011 was $7.2 million, $5.7 million, and $4.7 million, respectively.

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 – Premises and Equipment (continued)

During the year ended December 31, 2013 the Company sold 15 branches to five community banks located within its geographic region.  In connection with the branch sales, the Company derecognized $51.8 million in the net carrying value of loans, $6.4 million in property and equipment, $2.5 million in previously recognized core deposit intangibles and capitalized business acquisition adjustments as well as $240.1 million in deposit liabilities. A gain of $1.5 million was recognized from the sales, which includes a deposit premium of $5.3 million and recognition of $1.8 million in expense representing a lease termination liability.

Note 10 – Goodwill, Intangible Assets, and Intangible Liabilities

The following table summarizes the changes in the Company’s goodwill and intangible assets and intangible liabilities for the years ended December 31, 2013, 2012, and 2011:

	Goodwill	Core Deposit Intangible	Trade Name Intangible	Favorable Leasehold Interest Intangible	Unfavorable Leasehold Interest Intangible

Balance, January 1, 2011	$4,232	$22,317	$3,110	$2,955	$(1,658)

Acquired	25,658	5,563	-	81	(1,304)
Measurement period adjustments	(408)	-	-	-	-
Amortization or accretion	-	(2,939)	(156)	(260)	485

Balance, January 1, 2012	$29,482	$24,941	$2,954	$2,776	$(2,477)

Acquired	15,710	225	-	-	(159)
Measurement period adjustments	293	-	-	-	-
Amortization or accretion	-	(3,214)	(156)	(240)	605
Impairment	-	(119)	-	-	-

Balance, December 31, 2012	45,485	21,833	2,798	2,536	(2,031)

Acquired	21,259	5,925	-	20	(1,056)
Measurement period adjustments	(7,124)	-	-	-	-
Amortization or accretion	-	(3,208)	(156)	(178)	715
Impairment	-	(2,511)	-	-	-

Balance, December 31, 2013	$59,620	$22,039	$2,642	$2,378	$(2,372)

Accumulated amortization or accretion	n/a	$9,361	$468	$678	$(1,805)

Weighted average remaining amortization
or accretion period (years)	n/a	14	17	17	8

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10 – Goodwill, Intangible Assets, and Intangible Liabilities (continued)

The following table presents the forecasted amortization expense for 2014 through 2018 for intangible assets acquired in all mergers:

Expected Amortization

2014	$3,209
2015	2,964
2016	2,733
2017	2,503
2018	2,273

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11 – Bank-Owned Life Insurance

The cash surrender values related to life insurance policies owned by the Banks, net of estimated surrender charges, were $68.6 million and $50.4 million at December 31, 2013 and 2012, respectively. For the years ended December 31, 2013, 2012, and 2011, income related to bank-owned life insurance was $1.7 million $1.4 million, and $1.0 million, respectively, and is reflected in other non-interest income within the consolidated statements of income.

Note 12 – Income Taxes

The components of income tax expense (benefit) for the years ended December 31, 2013, 2012, and 2011 were as follows:

	Years Ended December 31,
	2013	2012	2011

Current tax expense
Federal	$216	$11	$145
State and local	63	23	1

Total current tax expense	279	34	146

Deferred tax expense (benefit)
Federal	1,558	(62)	(501)
State and local	(1,258)	41	299

Total deferred tax expense (benefit)	300	(21)	(202)

Total deferred tax expense before
reversal of valuation allowance	579	13	(56)

Deferred tax valuation allowance	-	(63,320)	-

Income tax expense (benefit)	$579	$(63,307)	$(56)

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12 – Income Taxes (continued)

A reconciliation of the expense (benefit) for income taxes that would result from applying the federal corporate income tax rate of 35% to the Company’s pretax income from continuing operations is as follows:

	December 31,
	2013	2012	2011

Calculated tax expense (benefit) at statutory rate	35.0%	35.0%	35.0%
Increase (decrease) in income taxes resulting from:
Limited liability company income not subject to tax	8.9%	10.6%	6.5%
Reversal of valuation allowance	0.0%	-984.0%	-45.0%
Changes in rate and estimates	-34.2%	0.0%	0.0%
State and local income taxes	2.2%	1.3%	1.3%
Non-deductible merger and acquisition costs	4.0%	11.5%	8.5%
Non-taxable bank-owned life insurance income	-7.7%	-7.3%	-5.8%
Other	-0.5%	-1.1%	-1.4%

Total expense (benefit) for income taxes	7.7%	-934.0%	-0.9%

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12 – Income Taxes (continued)

The following were the significant components of the deferred tax assets and liabilities as of the respective dates:

	December 31,
	2013	2012

Deferred tax assets:
Net operating losses and tax credits	$103,577	$71,720
Loan discounts	31,877	23,652
Other real estate	9,817	5,281
Deferred compensation expense	9,317	4,348
Available-for-sale securities	7,040	-
Allowance for loan losses and reserve for unfunded
commitments	4,674	2,034
Interest on non-accrual loans	2,373	3,052
Depreciation	2,173	-
Acquired intangible assets	907	524
Certificate of deposit premium	497	416
Other	5,109	1,175

Total deferred tax assets	177,361	112,202

Deferred tax liabilities:
Acquired intangible assets	9,399	8,977
Available-for-sale securities	-	4,344
Depreciation	-	3,475
FHLB stock dividend income	1,489	1,171
Other	214	1,570

Total deferred tax liabilities	11,102	19,537

	166,259	92,665
Less valuation allowance on net deferred tax asset	(20,000)	-

Net deferred tax assets after valuation allowance	$146,259	$92,665

At December 31, 2013 and 2012, income taxes receivable were $708 thousand and $917 thousand, respectively, and are included in other assets in the consolidated statements of financial condition.

At December 31, 2013 and 2012, the Company had $146.3 million and $92.7 million of net deferred tax assets, respectively, comprised principally of tax-affected cumulative temporary differences primarily related to tax carry-forwards acquired, purchase accounting adjustments, provision for loan losses,

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12 – Income Taxes (continued)

and net operating losses. The Company provided a $20 million valuation allowance against the net deferred tax assets at December 31, 2013 as a result of the acquisition of PWB. The valuation allowance was recorded in conjunction with acquisition accounting and was established due to the uncertainty of when certain acquired deferred tax assets would reverse in the five-year post-acquisition period, as required by Internal Revenue Code.

During the year ended December 31, 2012, Bancshares recorded a $63.3 million income tax benefit which was the result of reversing all of the deferred tax asset valuation allowance. The deferred tax asset valuation allowance was established during 2010 and 2011 due to the cumulative losses and uncertainty at that time regarding Bancshares’ ability to generate future taxable income sufficient to result, on a more-likely-than-not basis, in the realization of the deferred tax assets. During 2012, management analyzed Bancshares’ performance and trends over the prior six quarters, focusing on trends in asset quality, loan loss provisioning, capital position, net interest margin, core operating income and net income, along with management’s projections on taxable income for future periods. Based on the analysis performed, management determined that a valuation allowance was no longer appropriate as, on a more-likely-than-not basis, the benefit of its deferred tax assets would be realized. As part of this analysis, a portion of the deferred tax asset valuation allowance and associated deferred tax assets were eliminated as management determined that certain net operating loss carry-forwards would not be realizable under the Internal Revenue Code. The Company utilized a portion of the valuation allowance to offset its tax expense in 2012 with the remaining amount resulting in a tax benefit.

As of December 31, 2013, the net operating loss carry-forwards represented $264.5 million of federal loss carry-forwards, $171.1 million of state operating loss carry-forwards, and federal tax credits of $1.9 million. As of December 31, 2012, the net operating loss carry-forwards represented $183.7 million of federal loss carry-forwards, $94.9 million of state operating loss carry-forwards, and federal tax credits of $1.4 million. These operating loss carry-forwards and tax credits expire between 2022 and 2033.

The Company and its subsidiaries have undergone an ownership change for purposes of Internal Revenue Code Section 382. Federal and state laws impose substantial restrictions on the utilization of net operating losses, tax credit carry-forwards, and built-in losses after an ownership change for tax purposes, as defined in Section 382. As a result of such ownership change, the Company’s ability to realize the potential future benefit of tax losses and tax credits that existed at the time of the ownership change may be significantly limited. During 2012, the Company reversed a portion of its deferred tax assets relating to a federal and state net operating loss carry–forward which cannot be utilized under the combined application of Section 382 and the prescribed twenty-year carry-forward period. Accordingly, $1.8 million of deferred tax assets and related valuation allowance were reversed as a result of this assessment.

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12 – Income Taxes (continued)

During 2013, an unrecognized tax benefit of $166 thousand was eliminated due to expiration of the statute of limitations. At December 31, 2012, the Company recorded a liability of $104 thousand related to a state uncertain tax position taken by an acquired bank in prior years. The Company resolved the issue with the state tax authorities and reversed the uncertain tax position in 2013. Interest and penalties have been classified in the consolidated statement of income as income taxes. The 2010 through 2013 tax years generally remain subject to examination by federal, Idaho, Utah, Minnesota, Arizona, Oregon,  and California tax authorities.

Note 13 – Federal Home Loan Bank Advances and Other Borrowings

FHLB advance maturities and weighted average interest rates as of December 31, 2013 and 2012 are summarized as follows:

	2013		2012
		Weighted		Weighted
		Average		Average
	Amount	Interest Rate	Amount	Interest Rate
Maturity date
2013	$-	-	$58,000	0.31%
2014	40,000	0.23%	-	-
2015	25,000	0.65%	25,000	0.65%

Total	$65,000	0.39%	$83,000	0.41%

The maximum amount of FHLB advances outstanding at any month-end and the average amounts outstanding during the periods ended December 31, 2013, 2012, and 2011 are summarized as follows:

	December 31,
	2013	2012	2011

Maximum amount of outstanding FHLB advances at any
month-end	$180,000	$95,000	$10,600
Average amount of outstanding FHLB advances during
the period	$90,000	$36,000	$2,171

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13 – Federal Home Loan Bank Advances and Other Borrowings (continued)

AWB’s FHLB advances as of December 31, 2013 and 2012 were a combination of fixed-rates and variable rates. AWB’s maximum borrowing capacity is the littlest of 20% of total assets or the eligible collateral balance. At December 31, 2013 and 2012, AWB had borrowing capacity from the FHLB of $669.8 million and $420.8 million, respectively, subject to the availability of collateral. FHLB advances are collateralized by otherwise unencumbered commercial real estate loans, permanent residential mortgages, other eligible real estate mortgages and investment grade securities. Federal statute requires all members of the FHLB to maintain collateral on FHLB advances equivalent to the amount borrowed on a daily basis. If AWB had borrowed additional overnight funds from FHLB as of December 31, 2013, the expected borrowings rate would have been approximately .23%.

In addition to the FHLB secured borrowing capacity, AWB has the ability to borrow from the Federal Reserve Bank of San Francisco (FED) Discount Window. At December 31, 2013 and 2012, the available borrowings from this source were $144.8 million and $102.8 million, respectively, although no balance was outstanding in either 2013 or 2012. These borrowings are collateralized by commercial loans, agricultural loans, and public loans. If AWB had borrowed funds from the FED Discount Window as of December 31, 2013, the expected borrowings rate would have been approximately .50%.

At December 31, 2013 and 2012, AWB had available borrowing capacity totaling $137.0 million and $125.0 million, respectively, through unsecured Fed Funds lines with seven correspondent institutions. No balances were outstanding at December 31, 2013 or 2012. If AWB had borrowed fed funds as of December 31, 2013, the expected borrowings rate would have been approximately .44%.

As of December 31, 2013, AWB had secured borrowings totaling $5.0 million through a correspondent bank with a total borrowing capacity of $5.0 million at a fixed rate of 2.15%. A premium of $179 thousand was recorded in conjunction with acquisition accounting when the secured borrowings were assumed at acquisition and is being amortized through maturity of the related borrowings. These borrowings were collateralized by investment grade securities totaling $5.5 million as of December 31, 2013.

FNBS had available borrowing capacity from FHLB of $486 thousand and $726 thousand at December 31, 2013 and 2012, respectively. Although FNBS had no balance outstanding at December 31, 2013 or 2012, if it had borrowed funds from FHLB at December 31, 2013, the estimated borrowing rate would have been .28%. The available borrowings from FHLB are collateralized by residential real estate and agricultural loans.

The Company also held approximately $3.0 million in secured borrowings as of December 31, 2013 and 2012 relating to certain participation loans sold for which the related participation agreements did not meet the qualifications for sale treatment.

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 14 – Time Deposit Maturities and Interest Expense on Deposits by Deposit Type

At December 31, 2013, the scheduled maturities of time deposits were as follows:

2014	$488,391
2015	94,225
2016	101,246
2017	24,607
2018 and thereafter	14,279

Total	$722,748

Interest expense on deposits was as follows for the years ended December 31, 2013, 2012, and 2011:

	Year Ended December 31,
	2013	2012	2011

NOW	$380	$278	$258
Statement savings	346	95	130
Money market	1,987	1,546	1,432
Certificates of deposit	2,560	2,467	2,257
	$5,273	$4,386	$4,077

Note 15 – Members’ Equity

The Company has three authorized classes of member interests. The holders of common member units have voting rights with respect to those units and have economic rights with respect to profits and losses of the Company and distributions from the Company. The holders of non-voting common member units generally have no voting rights, but have the same economic rights as common member unit holders. Non-voting units are convertible to common units subject to certain restrictions. The holders of management member common units have voting rights and are expected to derive a benefit from sharing in the investor profits above specific return thresholds.  During 2013, the Company changed the methodology for determining the share count for management and non-management member common units.  The change was effected to account for the economic interests held by non-management members relative to the management member interests and to account for ownership changes resulting from capital calls.

At December 31, 2013, there were 62,487 and 34,783 outstanding units of voting common member units and non-voting common member units, respectively, including 270 management member common units outstanding. Based on the revised methodology, there were 10,918 and 9,082 voting common member units and non-voting common member units issued during 2013 as a result of capital calls. The fair value of these common member units issued was based upon the value of initial member unit contributions and the amount of shares issued at that time.

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 16 – Fair Value Measurement

The following table summarizes the Company’s financial instruments that were measured at fair value on a recurring basis as of December 31, 2013 and 2012:

		Fair Value Measurements Using
December 31, 2013	Fair Value	Level 1	Level 2	Level 3

Recurring assets
Obligations of federal government agencies	$31,613	$-	$31,613	$-
Obligations of states, municipalities, and
political subdivisions	117,743	-	117,743	-
Residential mortgage backed securities	806,282	7,813	798,469	-
Commercial mortgage backed securities	55,929	-	55,929	-
Corporate securities	7,285	-	7,285	-
Other securities	31,788	5,105	24,535	2,148
Rate lock commitments	15	-	15	-
Forward sales commitments	30	-	30	-
Interest rate caps	405	-	405	-
Interest rate swaps	3,307	-	3,307	-

Recurring liabilities
Rate lock commitments	33	-	33	-
Forward sales commitments	14	-	14	-
Interest rate swaps	2,593	-	2,593	-

		Fair Value Measurements Using
December 31, 2012	Fair Value	Level 1	Level 2	Level 3

Recurring assets
Obligations of federal government agencies	$15,364	$-	$15,364	$-
Obligations of states, municipalities, and
political subdivisions	59,609	1,808	57,801	-
Residential mortgage backed securities	447,332	-	447,332	-
Commercial mortgage backed securities	45,612	-	45,612	-
Corporate securities	7,407	-	7,407	-
Other securities	3,317	3,317	-	-
Rate lock commitments	45	-	45	-
Forward sales commitments	13	-	13	-
Interest rate caps	263	-	263	-
Interest rate swaps	1,925	-	1,925	-

Recurring liabilities
Rate lock commitments	21	-	21	-
Forward sales commitments	54	-	54	-
Interest rate swaps	1,845	-	1,845	-

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 16 – Fair Value Measurement (continued)

The following table illustrates a rollforward for all assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the year ended December 31, 2013.

Other
Securities

Beginning balance	$-
Acquired balance	936
Purchases	1,254
Settlements/Payments	(42)
Gains (losses)	-

$2,148

The Company had no Level 3 liabilities during the year ended December 31, 2013 and no Level 3 assets or liabilities held during the year ended December 31, 2012.

Certain assets are also measured at fair value on a non-recurring basis. Adjustments to fair value based on such non-recurring transactions generally result from the application of lower of cost or fair value accounting or write-downs of individual assets due to impairment. The following table summarizes the Company’s assets and liabilities that were measured at fair value on a non-recurring basis at December 31, 2013 and 2012, and the total amount charged to operations resulting from fair value adjustments for the years ended December 31, 2013 and 2012:

		Fair Value Measurements Using
December 31, 2013	Fair Value	Level 1	Level 2	Level 3

Non-recurring
Foreclosed real estate and other
foreclosed assets	$16,149	$-	$-	$16,149
Premises and equipment held
for sale	5,420	-	-	5,420

		Fair Value Measurements Using
December 31, 2012	Fair Value	Level 1	Level 2	Level 3

Non-recurring
Foreclosed real estate and other
foreclosed assets	$22,901	$-	$-	$22,901

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 16 – Fair Value Measurement (continued)

The following table provides a description of the valuation technique, unobservable inputs and qualitative information about the unobservable inputs for the Company’s assets and liabilities classified as Level 3 and measured at fair value on a recurring and nonrecurring basis at December 31, 2013:

Financial Instruments	Valuation Technique	Unobservable Inputs	Weighted Average

Other securities	Model pricing	Evaluated quote on	N/A
similar bond
Foreclosed real estate and other
foreclosed assets	Appraisals	Appraisal compar-	N/A
ability adjustment
Premises and equipment held
for sale	Appraisals/valuations	Appraisal compar-	N/A
ability adjustment

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 16 – Fair Value Measurement (continued)

The following fair value table includes those financial instruments for which it is practical to estimate fair value. It does not include the value of non-financial assets and liabilities such as premises and equipment and intangible assets such as goodwill, customer relationships, trade name and core deposit intangibles. The table summarizes carrying amounts, estimated fair values, and assumptions used by the Company to estimate fair value as of December 31, 2013 and 2012:

	Assumptions Used in	Carrying	Estimated
December 31, 2013	Estimating Fair Value	Amount	Fair Value

Financial assets
Cash and due from banks	Equal to carrying value	$84,581	$84,581
Overnight interest bearing deposits
with other banks	Equal to carrying value	45,577	45,577
Securities available-for-sale	Quoted market prices for identical or similar instruments or model-derived valuations	1,050,640	1,050,640

Securities held to maturity	Quoted market prices for identical or similar instruments or model-derived valuations	36,444	35,711

Loans, held for sale	Quoted market prices for similar loan products	98,450	99,982
Loans	Fixed-rate loans at discounted expected future
	cash flows, and variable rate loans equal to
	carrying value, net of allowance for loan
	losses and liquidity discount	2,198,570	2,199,988
Restricted equity securities	Par value	15,315	15,315
Bank-owned life insurance	Equal to carrying value	68,575	68,575
Derivative assets	Quoted market prices for similar instruments or
	model-derived valuations	3,757	3,757

Financial liabilities
Deposits	Fixed-rate certificates of deposit at
	discounted expected future cash flows and all
	other deposits equal to carrying value	3,274,081	3,274,130
Federal Home Loan Bank advances
and other borrowings	Discounted expected future cash flows	73,095	73,257
Derivative liabilities	Quoted market prices for similar instruments
	or model-derived valuations	2,640	2,640

	Assumptions Used in	Carrying	Estimated
December 31, 2012	Estimating Fair Value	Amount	Fair Value

Financial assets
Cash and due from banks	Equal to carrying value	$89,891	$89,891
Overnight interest bearing deposits
with other banks	Equal to carrying value	55,153	55,153
Securities available-for-sale	Quoted market prices for identical or similar	578,641	578,641
	instruments or model-derived valuations
Loans, held for sale	Quoted market prices for similar loan products	72,327	74,290
Loans	Fixed-rate loans at discounted expected future
	cash flows, and variable rate loans equal to
	carrying value, net of allowance for loan
	losses and liquidity discount	1,653,631	1,645,709
Restricted equity securities	Par value	14,900	14,900
Bank-owned life insurance	Equal to carrying value	50,351	50,351
Derivatives assets	Quoted market prices for similar instruments
	or model-derived valuations	2,246	2,246
Financial liabilities
Deposits	Fixed-rate certificates of deposit at
	discounted expected future cash flows and all
	other deposits equal to carrying value	2,196,530	2,198,089
Federal Home Loan Bank advances
and other borrowings	Discounted expected future cash flows	88,179	88,400
Derivative liabilities	Quoted market prices for similar instruments
	or model-derived valuations	1,920	1,920

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 17 – Derivatives

At December 31, 2013 and 2012, the Company had commitments to originate mortgage loans held for sale at pre-determined interest rates and forward sales commitments totaling $14.8 million and $29.4 million, respectively.

At December 31, 2013, the Company had interest rate caps and interest rate swaps with notional values of $65.0 million and $211.6 million, respectively. At December 31, 2012, the Company had interest rate caps and interest rate swaps with notional values of $65.0 million and $101.4 million, respectively. The aggregate value of assets posted as collateral for derivatives totaled $2.8 million and $2.2 million at December 31, 2013 and 2012, respectively.

The following table summarizes the types of derivatives, separately by assets and liabilities, their location on the consolidated statements of financial condition, and the fair values of such derivatives as of December 31, 2013 and 2012:

			December 31,
Underlying Risk Exposure	Description	Balance Sheet Location	2013	2012
Asset Derivatives
Interest rate contracts	Rate lock commitments	Other assets	$15	$45
Interest rate contracts	Forward sales commitments	Other assets	30	13
Interest rate contracts	Interest rate caps	Other assets	405	263
Interest rate contracts	Interest rate swaps	Other assets	3,307	1,925
Total asset derivatives			$3,757	$2,246

Liability Derivatives
Interest rate contracts	Rate lock commitments	Other liabilities	$33	$21
Interest rate contracts	Forward sales commitments	Other liabilities	14	54
Interest rate contracts	Interest rate swaps	Other liabilities	2,593	1,845
Total liability derivatives			$2,640	$1,920

The following table summarizes the types of derivatives, their locations within the consolidated statements of income, and the gains (losses) recorded during the years ended December 31, 2013,  2012 and 2011:

		Year Ended December 31
Derivatives not designated as hedging instruments	Income Statement Location	2013	2012	2011

Interest rate lock commitments	Fees on mortgage loan sales	$(42)	$(32)	$9
Interest rate forward sales commitments	Fees on mortgage loan sales	57	(56)	15
Interest rate caps	Other income	142	(502)	(92)
Interest rate swaps	Other income	634	80	-
		$791	$(510)	$(68)

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 18 – Commitments and Contingencies

Legal contingencies – In the ordinary course of business, the Company has various outstanding commitments and contingent liabilities that are not reflected in the accompanying consolidated financial statements. In addition, the Company is a defendant in certain claims and legal actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters is not expected to have a material adverse effect on the consolidated financial condition or results of operations of the Company.

Operating lease commitments – The Company has entered into various operating lease agreements primarily for facilities and land on which banking facilities are located. Certain lease agreements have renewal options at the end of the original lease term and certain lease agreements have escalation clauses in the rent payments.

The minimum annual rental commitments on operating leases at December 31, 2013, exclusive of taxes and other charges, are summarized by year as follows:

Operating
Leases

2014	$7,925
2015	6,494
2016	6,582
2017	5,764
2018	4,441
Thereafter	21,794

Total minimum amounts due	$53,000

The Company’s rental expense for 2013, 2012, and 2011 was $12.7 million, $6.7 million, and $4.5 million, respectively. During the year ended December 31, 2013, 2012, and 2011, the Company received $82 thousand, $657 thousand, and $560 thousand, respectively, in sublease income which is included in the consolidated statement of income as a reduction of occupancy expense. The total amount of minimum rentals to be received in the future on these subleases is approximately $384 thousand, and the leases have contractual lives extending through 2015. In addition to the above required lease payments, the Company has contractual obligations related primarily to information technology contracts and other maintenance contracts totaling $29 million over the next seven years.

During 2013, the Company incurred certain lease termination liabilities related to branch closures as part of its branch rationalization activities. As of December 31, 2013, the amount of such liabilities was $7.7 million.

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 18 – Commitments and Contingencies (continued)

Commitments to extend credit – The Banks are party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of their customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statements of condition. The contract or notional amounts of those instruments reflect the extent of involvement the Banks have in particular classes of financial instruments.

The Company’s exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for instruments recognized on the statement of condition. The Banks do not anticipate any material losses as a result of the commitments and standby letters of credit.

The following table summarizes the contract or notional amount of outstanding loan commitments at December 31, 2013 and 2012:

	2013	2012

Commitments to extend credit	$414,727	$285,319
Standby letters of credit	11,246	4,500

Total	$425,973	$289,819

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. The Banks evaluate each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Banks upon extension of credit, is based on management’s credit evaluation of the counterparty. Collateral required varies but may include accounts receivable, inventory, property, plant, and equipment, and income producing commercial properties.

Standby letters of credit are conditional commitments issued by the Banks to guarantee to a third-party the performance of a customer. Those guarantees are primarily issued to support public and private borrowing arrangements, bond financing and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The related liability for the Banks’ obligation under standby letters of credit and guarantees is immaterial.

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 19 – Restrictions on Dividends

The Banks are subject to banking regulations relating to the payment of dividends. FNBS was prohibited from making any dividends to Bancshares during the years ended December 31, 2013 and 2012 based on an Operating Agreement with the Office of the Comptroller of the Currency (OCC). AWB did not have any restrictions related to paying dividends, beyond standard banking regulations, as of December 31, 2013 or 2012.

Note 20 – Employee Benefit Plans

The Company has established Management Unit Agreements (the Agreements) for the benefit of certain executive officers. Under the program, the Board of Directors is authorized to issue up to 10,000 management units which derive value based on the achievement of specific investor return thresholds.  However, in order for an executive awarded a management unit to realize any benefit, both performance-exit event vesting and time-based vesting conditions must be met. The time-based vesting is measured over 48 months. As of December 31, 2013 and 2012, there were 8,185 units and 7,900 units, respectively, issued to current executive management, for which expense recognition has been recorded for 5,771 and 3,752 units, respectively. At December 31, 2013 and 2012, the vested units were valued at $4.0 million and $2.6 million, respectively. Expense related to the management units was $1.4 million for both 2013 and 2012 and $1.1 million for 2011. During 2012, management reclassified the balance from a management unit award liability to members’ equity after management determined that the awards more closely met the criteria for equity award treatment under the relevant accounting guidance. At December 31, 2012, the fair value of one management unit was determined by a third-party valuation service provider to be $688.

Incentives are awarded to all eligible bank and holding company employees based on the financial performance of the Bank and consolidated company  in accordance with the incentive plans. Expenses related to this plan totaled $6.3 million, $6.1 million, and $3.8 million in 2013, 2012, and 2011, respectively.

AWB has a 401(k) Retirement Savings Plan (AWB Plan) covering substantially all employees who have completed three months or more of employment and attained the age of 18. AWB matches contributions at 50% on the first 4% of employee deferrals. Contributions to the AWB Plan in years 2013, 2012, and 2011 were $1.0 million, $562 thousand, and $316 thousand, respectively. Employer contributions are 100% vested when contributed.

FNBS has a 401(k) Retirement Savings Plan (FNBS Plan) covering substantially all employees who have completed one year or more of employment and attained the age of 21. FNBS matches employee deferrals at 50% up to the first 6% of employee contributions. Employer contributions vest based on years of employment, with full vesting attained at year six. Employer contributions to the FNBS Plan in years 2013, 2012, and 2011 were $15 thousand, $9 thousand, and $13 thousand, respectively.

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 20 – Employee Benefit Plans (continued)

In connection with bank acquisitions, the Company entered into or assumed various deferred compensation and retirement agreements with previous executives and Board members of the acquired companies.  These agreements provide for retirement benefits that increase annually until each executive reaches retirement age and will be paid out over a period of time following retirement, or in some cases death prior to retirement  The deferred compensation agreements provide interest on income previously earned for which receipt was deferred for tax purposes.  As of December 31, 2013 and 2012, the Company’s recorded liability pursuant to deferred compensation and retirement agreements was $17.7 million and $ 9.8 million, respectively.  Payments on these agreements are made monthly and will continue until the liabilities are paid in full.  The expenses related to these agreements were $801 thousand, $1.1 million, $788 thousand for the years ended December 31, 2013, 2012, and 2011, respectively.  The Company also provides certain post-retirement health insurance benefits (PRBO) committed in prior years to certain former Board members and officers of acquired institutions.  The PRBO liability represents the actuarial calculation of the present value of vested benefits expected to be paid to individuals during the retirement period based on the expected retirement date and term of benefits.  At December 31, 2013, the PRBO liability was $4.1 million .  There was no PRBO liability as of December 31, 2012.  No expenses related to the PRBO benefits were recorded for the year ended December 31, 2013, the first year the liability was assumed.

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 21 – Holdings and Bancshares Only Statements

Certain intercompany transactions are affected by timing differences, and the impact of those differences on the Company’s statements of income are reflected in the following tables. The following are the condensed statements of financial condition, income, and cash flows for Holdings:

SKBHC Holdings LLC
Condensed Statements of Financial Condition

	December 31,
	2013	2012

Cash	$978	$110
Investment in subsidiary	533,425	444,204
Other assets	-	43

Total assets	$534,403	$444,357

Other liabilities	$272	$321
Members’ equity	534,131	444,036

Total liabilities and members’ equity	$534,403	$444,357

Condensed Statements of Income

	Years Ended December 31,
	2013	2012	2011

INCOME
Other income	$-	$-	$13

	-	-	13
EXPENSES
Other operating expenses	1,915	2,055	1,194

	1,915	2,055	1,194
LOSS BEFORE BENEFIT FOR INCOME TAX AND
NET INCOME OF SUBSIDIARY,
NET OF DIVIDENDS PAID TO HOLDINGS	(1,915)	(2,055)	(1,181)

INCOME TAXES	-	-	-

LOSS BEFORE NET INCOME OF SUBSIDIARY,
NET OF DIVIDENDS PAID TO HOLDINGS	(1,915)	(2,055)	(1,181)

Undistributed earnings from subsidiaries	8,936	72,139	7,431

NET INCOME	$7,021	$70,084	$6,250

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 21 – Holdings and Bancshares Only Statements (continued)

SKBHC Holdings LLC
Condensed Statements of Cash Flows

	Years Ended December 31,
	2013	2012	2011

CASH FLOWS USED IN OPERATING
ACTIVITIES
Net income	$7,021	$70,084	$6,250
Adjustments to reconcile net income to cash used in
operating activities:
Net income of subsidiaries, net of dividends paid to
Holdings	(8,936)	(72,139)	(7,431)
Compensation expense for management units	1,389	1,573	1,136
Net change in other assets	43	(39)	1,144
Net change in other liabilities	(49)	321	(3,620)

Net cash used in operating activities	(532)	(200)	(2,521)

CASH FLOWS (USED IN) PROVIDED BY INVESTING
ACTIVITIES
Cash consideration paid for merger, net of cash received	(98,900)	-	(161,995)
Dividends received from subsidiary	300	200	3,000

Net cash (used in) provided by investing activities	(98,600)	200	(158,995)

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES
Proceeds from members	100,000	-	145,000

Net cash provided by financing activities	100,000	-	145,000

Net change in cash	868	-	(16,516)

CASH, beginning of year	110	110	16,626

CASH, end of year	$978	$110	$110

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 21 – Holdings and Bancshares Only Statements (continued)

The following are the condensed statements of financial condition, operations and cash flows for Bancshares:

Starbuck Bancshares, Inc.
Condensed Statements of Financial Condition

	December 31,
	2013	2012

Cash	$7,089	$2,924
Investment in Bank subsidiaries	522,324	437,719
Other assets	6,480	5,855

Total assets	$535,893	$446,498

Other liabilities	$2,468	$2,294
Shareholder equity	533,425	444,204

Total liabilities and shareholder equity	$535,893	$446,498

Starbuck Bancshares, Inc.
Condensed Statements of Income

	Years Ended December 31,
	2013	2012	2011

INCOME
Management and service fees	$1,667	$-	$-
Other income	6	1	5

	1,673	1	5
EXPENSES
Other operating expenses	6,903	7,730	8,800

	6,903	7,730	8,800
LOSS BEFORE BENEFIT FOR INCOME TAX AND
NET INCOME OF SUBSIDIARIES, NET OF DIVIDENDS
PAID TO PARENT	(5,230)	(7,729)	(8,795)

BENEFIT FOR INCOME TAX	1,275	5,387	(3)

LOSS BEFORE NET INCOME OF SUBSIDIARIES,
NET OF DIVIDENDS PAID TO PARENT	(3,955)	(2,342)	(8,798)

Net income of subsidiaries, net of dividends paid to Parent	12,891	74,481	16,229

NET INCOME	$8,936	$72,139	$7,431

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 21 – Holdings and Bancshares Only Statements (continued)

Starbuck Bancshares, Inc.
Condensed Statements of Cash Flows

	Years Ended December 31,
	2013	2012	2011

CASH FLOWS USED IN OPERATING
ACTIVITIES
Net income	$8,936	$72,139	$7,431
Adjustments to reconcile net loss to cash provided by
(used in) operating activities:
Net income of subsidiaries, net of dividends paid to Parent	(12,891)	(74,481)	(16,229)
Net change in other assets	(1,046)	(4,296)	725
Net change in other liabilities	566	(1,671)	2,991

Net cash used in operating activities	(4,435)	(8,309)	(5,082)

CASH FLOWS (USED IN) PROVIDED BY INVESTING
ACTIVITIES
Cash consideration paid for merger, net of cash received	(90,000)	4	(42,719)
Dividends received from subsidiary	-	5,000	-
Payments for investments in subsidiaries	-	-	(90,385)

Net cash (used in) provided by investing activities	(90,000)	5,004	(133,104)

CASH FLOWS PROVIDED BY (USED IN) FINANCING
ACTIVITIES
Capital contributions received from Holdings	98,900	-	161,995
Dividends paid to Holdings	(300)	(200)	(3,000)
Repayment of debt in conjunction with acquisition	-	-	(15,245)

Net cash provided by (used in) financing activities	98,600	(200)	143,750

Net change in cash	4,165	(3,505)	5,564

CASH, beginning of year	2,924	6,429	865

CASH, end of year	$7,089	$2,924	$6,429

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 22 – Related Party Transactions

Loans to related parties – Loans to the Company’s executive officers, as defined in 12 CFR 215 (Regulation O), and directors would be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and would not involve more than normal risk of collectability. There were no such loans in 2013 and 2012.

Deposits from related parties – Deposits from related parties were $746 thousand and $926 thousand at December 31, 2013 and 2012, respectively.

Payments to related parties – Payments totaling $213 thousand, $480 thousand, and $342 thousand were made during the year ended December 31, 2013, 2012, and 2011 respectively, to vendors which have related party relationships with the Company.

Note 23 – Regulatory Matters

The Company and the Banks are subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Banks must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Banks to maintain minimum amounts and ratios of total and Tier I capital to risk-weighted assets and of Tier I capital to average assets, as defined in the regulations.

As of December 31, 2013, the most recent notification from the FDIC categorized AWB as well-capitalized under the framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the Bank’s category.

As of December 31, 2013, the most recent notification from the OCC categorized FNBS as well-capitalized under the framework for prompt correction action. There are no conditions or events since that notification that management believes have changed the Bank’s category.

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 23 – Regulatory Matters (continued)

The required regulatory capital ratios are set forth in the following tables along with the amounts required for the Banks to be considered adequately capitalized and well capitalized.

The Company’s and Banks’ actual capital amounts and ratios as of December 31, 2013 and 2012 are presented in the following table:

	Actual		Adequately Capitalized		Well Capitalized
December 31, 2013	Amount	Ratio	Amount	Ratio	Amount	Ratio

Total capital to risk weighted assets:
SKBHC	$344,306	12.87%	$214,007	8.00%	N/A	N/A
AWB	330,747	12.42%	213,000	8.00%	$266,250	10.00%
FNBS	1,775	30.39%	467	8.00%	584	10.00%

Tier I capital to risk weighted assets:
SKBHC	330,702	12.36%	107,003	4.00%	N/A	N/A
AWB	317,161	11.91%	106,500	4.00%	159,750	6.00%
FNBS	1,734	29.69%	234	4.00%	350	6.00%

Leverage capital, Tier I capital to
average assets:
SKBHC	330,702	8.69%	152,152	4.00%	N/A	N/A
AWB	317,161	8.40%	151,095	4.00%	188,869	5.00%
FNBS	1,734	9.45%	734	4.00%	918	5.00%

	Actual		Adequately Capitalized		Well Capitalized
December 31, 2012	Amount	Ratio	Amount	Ratio	Amount	Ratio

Total capital to risk weighted assets:
SKBHC	$290,832	14.97%	$155,404	8.00%	N/A	N/A
AWB	282,345	14.64%	154,281	8.00%	$192,852	10.00%
FNBS	2,221	28.63%	621	8.00%	776	10.00%

Tier I capital to risk weighted assets:
SKBHC	283,054	14.57%	77,702	4.00%	N/A	N/A
AWB	274,584	14.24%	77,141	4.00%	115,711	6.00%
FNBS	2,180	28.10%	310	4.00%	465	6.00%

Leverage capital, Tier I capital to
average assets:
SKBHC	283,054	11.08%	102,330	4.00%	N/A	N/A
AWB	274,584	10.85%	101,254	4.00%	126,567	5.00%
FNBS	2,180	11.68%	746	4.00%	933	5.00%

SKBHC HOLDINGS LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 24 – Other Non-interest Income and Expenses

Components of other non-interest income which exceed 1% of the aggregate total net interest income and total non-interest income for the years ended December 31, 2013, 2012, or 2011, respectively, are presented below:

	2013	2012	2011

Loan sales, net	$11,545	$2,755	$2,591
Net gains on sales of foreclosed assets and rental income	6,876	3,189	3,157
Net (losses) gains on sales of securities	(3,758)	2,575	1,166
Customer swap income	2,237	1,443	-
Bank-owned life insurance	1,663	1,410	1,035
Other	3,647	1,781	1,439

Total	$22,210	$13,153	$9,388

Components of other non-interest expense which exceed 1% of the aggregate total net interest income and total non-interest income for the years ended December 31, 2013, 2012, or 2011, respectively, are presented below:

	2013	2012	2011

Advertising and marketing	$3,357	$2,350	$1,763
Acquisition-related expenses	3,164	2,156	573
Travel	2,904	2,065	1,130
FDIC assessment	2,885	1,952	2,057
Other professional fees	2,785	2,048	2,064
Insurance	2,574	1,484	2,065
Postage and supplies	2,345	1,779	1,340
Bankcard and debit cards	2,325	1,466	1,388
Other	13,629	8,033	8,663

Total	$35,968	$23,333	$21,043

Note 25 – Subsequent Event

In February 2014, regulatory approval was received for Bancshares to merge and consolidate FNBS as a branch of AWB.  Management expects the consolidation into AWB to be completed during the second quarter of 2014.